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                                   EX-2.E
                           COMPOSITE CONFORMED COPY
                        (incorporating Amendments 1-9)


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                         GRUPO IUSACELL, S.A. DE C.V.

                                      and

                             SUBSIDIARY GUARANTORS

                         ------------------------------

                                CREDIT AGREEMENT

                         Dated as of February 16, 1996

                         ------------------------------

                           THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION),
                                  as Agent


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
                              TABLE OF CONTENTS


    This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                          Page

SECTION 1. DEFINITIONS AND ACCOUNTING MATTERS ............................   1

1.01 Certain Defined Terms ...............................................   1
1.02 Accounting Terms and Determinations .................................  12

SECTION 2. THE LOANS, NOTE AND PREPAYMENTS ...............................  13

2.01 The Loans ...........................................................  13
2.02 Applicable Lending Office ...........................................  13
2.03 Notes ...............................................................  13
2.04 Prepayments .........................................................  14
2.05 Borrowings ..........................................................  14
2.06 Changes of Commitment ...............................................  14
2.07 Several Obligations; Remedies Independent ...........................  15
2.08 Commitment Fee ......................................................  15

SECTION 3. PAYMENTS OF PRINCIPAL AND INTEREST ............................  15

3.01 Repayment of the Loans ..............................................  15
3.02 Interest ............................................................  16

SECTION 4. PAYMENTS; COMPUTATIONS; ETC. ..................................  17

4.01 Payments ............................................................  17
4.02 Pro Rata Treatment ..................................................  17
4.03 Computations ........................................................  18
4.04 Minimum Amounts .....................................................  18
4.05 Certain Notices .....................................................  18
4.06 Non-Receipt of Funds by the Agent ...................................  18
4.07 Sharing of Payments, Etc. ...........................................  20

SECTION 5. YIELD PROTECTION, ETC. ........................................  21

5.01 Additional Costs ....................................................  21
5.02 Limitation on LIBO Availability .....................................  22
5.03 Illegality ..........................................................  23
5.04 Treatment of Affected Loans .........................................  23
5.05 Compensation ........................................................  24
5.06 Taxes ...............................................................  24

SECTION 6. GUARANTEE .....................................................  25

6.01 The Guarantee .......................................................  25
6.02 Obligations Unconditional ...........................................  25
6.03 Reinstatement .......................................................  27
6.04 Subrogation .........................................................  27
6.05 Remedies ............................................................  27
6.07 Continuing Guarantee ................................................  28

SECTION 7. CONDITONS PRECEDENT ...........................................  28


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7.01 Initial Loan ........................................................  28
7.02 Initial Loan and Subsequent Loans ...................................  29

SECTION 8. REPRESENTATIONS AND WARRANTIES ................................  30

8.01 Corporate Existence .................................................  30
8.02 Financial Condition .................................................  30
8.03 Litigation ..........................................................  31
8.04 No Breach ...........................................................  31
8.05 Action ..............................................................  31
8.06 Approvals ...........................................................  31
8.07 Legal Form ..........................................................  32
8.08 Ranking .............................................................  32
8.09 Commercial Activity; Absence of Immunity ............................  32
8.10 Taxes ...............................................................  33
8.11 Investment Company Act ..............................................  33
8.12 Public Utility Holding Company Act ..................................  33

SECTION 9. COVENANTS .....................................................  33

9.01 Financial Statements, Etc. ..........................................  33
9.02 Litigation ..........................................................  35
9.03 Maintenance of Properties ...........................................  35
9.04 Existence ...........................................................  35
9.05 Compliance with Laws and Other Agreements ...........................  35
9.06 Insurance ...........................................................  36
9.07 Restricted Transactions .............................................  36
9.08 Debt ................................................................  36
9.09 Investments .........................................................  36
9.10 Dividend Payments ...................................................  37
9.11 Asset Disposition ...................................................  37
9.12 Negative Pledge .....................................................  37
9.13 Governmental Approvals; Material Concessions ........................  39
9.14 Transactions with Affiliates ........................................  39
9.15 Wireless Gross Revenues .............................................  39
9.16 Cash Flow ...........................................................  39
9.17 Certain Financial Covenants .........................................  39
9.18 Limitation on Capital Expenditures by Iusatel S.A. de C.V. ..........  40

SECTION 10. EVENTS OF DEFAULT ............................................  40

SECTION 11. THE AGENT ....................................................  44

11.01 Appointment, Powers and Immunities .................................  44
11.02 Reliance by Agent ..................................................  45
11.03 Defaults ...........................................................  45
11.04 Rights as a Bank ...................................................  45
11.05 Indemnification ....................................................  45
11.06 Non-Reliance on Agent and Other Banks ..............................  46
11.07 Failure to Act .....................................................  46
11.08 Resignation or Removal of Agent ....................................  46

SECTION 12. MISCELLANEOUS ................................................  47

12.01 Waiver .............................................................  47
12.02 Notices ............................................................  47
12.03 Expenses, Etc. .....................................................  47

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12.04 Amendments, Etc. ...................................................  48
12.05 Successors and Assigns .............................................  48
12.06 Assignments and Participations .....................................  49
12.07 Survival ...........................................................  50
12.08 Captions ...........................................................  50
12.09 Counterparts .......................................................  50
12.10 Governing Law ......................................................  50
12.11 Jurisdiction, Service of Process and Venue .........................  50
12.12 Waiver of Jury Trial ...............................................  51
12.13 Waiver of Sovereign Immunity .......................................  51
12.14 Judgment Currency ..................................................  52
12.15 Use of English Language ............................................  52
12.16 Treatment of Certain Information; Confidentiality ..................  53

EXHIBIT A -- FORM OF NOTE

EXHIBIT B -- FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO IUSACELL

EXHIBIT C -- FORM OF OPINION OF SPECIAL MEXICAN COUNSEL TO IUSACELL

EXHIBIT D -- FORM OF PROCESS AGENT ACCEPTANCE

EXHIBIT E -- FORM OF PLEDGE AGREEMENT

EXHIBIT F -- FORM OF SUBORDINATION AGREEMENT

      CREDIT AGREEMENT dated as of February 16, 1996 among GRUPO IUSACELL, S.A. de C.V., a corporation duly organized and validly existing under the laws of Mexico ("Iusacell"); each of the subsidiaries of Iusacell that is a signatory hereto identified under the caption "GUARANTORS" on the signature pages hereto (individually, a "Guarantor" and, collectively, the "Guarantors"; Iusacell and the Guarantors are collectively referred to as the "Obligors"); each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto or that, pursuant to Section 12.06(b) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

      The parties hereto hereby agree as follows:

      Section 1. Definitions and Accounting Matters.

      1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

      "Additional Costs" shall have the meaning assigned to that term in Section
5.01 hereof.

      "Advance Date" shall have the meaning assigned to that term in Section
4.06 hereof.

      "Annualized Operating Cash Flow" shall mean, at any date of determination thereof, the product of (a) Operating Cash Flow for the period of the two immediately preceding fiscal quarters ending on, or most recently ended prior to, such date of determination and (b) two.

      "Applicable Lending Office" shall mean, for each Bank, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and Iusacell as the office by which its Loans are to be made and maintained.

      "Applicable Margin" shall mean (a) with respect to Variable Rate Loans, 3% per annum; and (b) with respect to Eurodollar Loans, 4% per annum.


                                Credit Agreement



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      "Available Commitment" shall mean, for each period set forth below, the amount set forth below opposite such period:

            Period                                       Amount
            ------                                       ------

From the date hereof
  to and including March 31, 1996              $35,000,000

From and including April 1, 1996
  to and including December 15, 1996           $65,000,000 minus the aggregate
                                               outstanding principal amount of
                                               the Loans as of the close of
                                               business on March 31, 1996

            "Availability Period" means the period commencing on the date hereof and ending on the Termination Date.

            "Basic Documents" shall mean, collectively, this Agreement, the Pledge Agreement, the Subordination Agreement and the Notes.

            "Business Day" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City and Mexico City, Mexico and
(b) if such day relates to a payment or prepayment of principal of or interest on, or an Interest Period for, any Eurodollar Loan or a notice by Iusacell with respect to any such payment, prepayment or Interest Period for any Eurodollar Loan, any day on which dealings in Dollar deposits are carried out in the London interbank market.

            "Capital Lease" shall mean a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with Mexican GAAP.

            "Cash Interest Expense" shall mean, for any period, all interest accrued and paid in cash in respect of Debt of Iusacell and its Consolidated Subsidiaries (determined on a consolidated basis).

            "Change of Control" shall mean: (a) any Person or two or more Persons acting in concert shall have acquired, directly or indirectly, after the date hereof beneficial ownership of more than 14% of the outstanding shares of voting stock of Iusacell; (b) during any period of 12 consecutive months, commencing before or after the date hereof, individuals who at the beginning of such 12-month period were directors of Iusacell cease for any reason to constitute a majority of the board of directors of Iusacell; (c) Mr. Edward R. Kingman, Jr. shall cease to be the Chief Financial Officer of Iusacell for a period of 60 days during which no other Person has been elected or appointed to such office in accordance with the terms of the Shareholders Agreement; or (d) Mr. Guillermo Amore shall cease to be the General Director of Iusacell for


                                Credit Agreement
a period of 60 days during which no other Person has been elected or appointed to such office in accordance with the terms of the Shareholders Agreement.

            "Chase" shall mean The Chase Manhattan Bank (National Association).

            "Chief Financial Officer" of any Person shall mean Mr. Edward R. Kingman, Jr. or any successor approved by the Agent.

            "Closing Date" shall mean the date on which this Agreement is executed by each Obligor, each Bank and the Agent.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Amount" shall have the meaning assigned to that term in
Section 3.01(b) hereof.

            "Commitment" shall mean, for each Bank, the obligation of such Bank to make Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Bank on the signature pages hereof under the caption "Commitment" (as the same may be reduced from time to time pursuant to Section 2.06 hereof).

            "Debt" of any Person shall mean, at any date, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under Capital Leases, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (f) all obligations of such Person with respect to product invoices incurred in connection with export financing, (g) all obligations of such Person under repurchase agreements for the stock of such Person or another Person, (h) all obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person, (i) all obligations of such Person under derivative instruments, however denominated, identified or documented and (j) all Debt of others guaranteed by such Person (other than pursuant to endorsements of checks and other instruments in the ordinary course of business).

            "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

            "Debt Service" shall mean, for any period, the sum of (a) Cash Interest Expense for such period and (b) all regularly scheduled payments or prepayments of principal of Debt of Iusacell and its Consolidated Subsidiaries (determined on a consolidated basis) made for such period, including without limitation all such payments in respect of Capital Leases.


                                Credit Agreement

            "Dividend Payment" shall mean dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of Iusacell or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of Iusacell or any of its Subsidiaries, (but excluding any bonus payments made to Guillermo Amore calculated in this manner in accordance with his employment contract), but excluding dividends payable solely in shares of common stock of Iusacell.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "Eligible Transferee" shall mean any bank or other financial institution having aggregate assets of $100,000,000 or more.

            "Encumbered Asset" shall have the meaning assigned to that term in
Section 9.12(vii) hereof.

            "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "LIBO Base Rate" in this Section 1.01.

            "Event of Default" shall have the meaning assigned to such term in
Section 10 hereof.

            "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Agent.

            "Financing" shall mean: (i) any contribution of capital from any Person not a member of the Iusacell Group to any Person that is a member of the Iusacell Group (other than capital that is contributed by shareholders of Iusacell to fund the 450 Authorization Fee Debt); (ii) any issuance of any equity shares or securities convertible into or exchangeable for any equity shares, or granting of any option, warrant or other right to purchase or subscribe for any such equity shares or any such securities (collectively, "Equity"), by a member of the Iusacell Group to any Person not a member of the Iusacell Group (other than issuances of Equity to shareholders of Iusacell to fund the 450 Authorization Fee Debt); (iii) any sales, pledge or other transfer of any Equity by a member of the Iusacell Group to any Person not a member of the Iusacell Group; (iv) any material borrowing or other contracting of indebtedness by any member


                                Credit Agreement
of the Iusacell Group from any Person not a member of the Iusacell Group, and any sale, pledge or other transfer of assets having similar effect, other than in the ordinary course of business (other than Northern Telecom Debt); (v) any issuance of any debt security, or any sale, pledge or other transfer of any such debt security, by a member of the Iusacell Group to any Person not a member of the Iusacell Group or (vi) the Offering.

            "Financing Proceeds Recipient" shall have the meaning assigned to that term in Section 3.01(b) hereof.

            "450 Authorization Fee" shall mean the payment required to be made by Iusacell in connection with the approval by the Secretaria de Comunicaciones y Transportes (the "SCT") of Iusacell's 450 service technical and economic plans and the authorization by the SCT of Iusacell to provide 450 service commercially.

            "450 Authorization Fee Debt" shall mean Debt of Iusacell owing to its shareholders in an amount not in excess of $60,000,000 incurred to pay the 450 Authorization Fee that is subordinated and junior in right of payment to this Agreement and the Notes on terms and conditions satisfactory to the Agent and the Banks, including without limitation a term and condition that no payments may be made on such debt until the occurrence of the Termination Date and all amounts outstanding under this Agreement and the Notes have been paid in full.

            "Gross Revenues" shall mean, for any period, gross revenues (excluding extraordinary items) of Iusacell and its Subsidiaries (determined on a consolidated basis) derived in the ordinary course of business as presently conducted by Iusacell and its Subsidiaries.

            "Guarantee" shall have the meaning assigned to that term in Section 10(m)(x) hereof.

            "Guaranteed Obligations" shall have the meaning assigned to that term in Section 6.01 hereof.

            "Interest Coverage Ratio" shall mean, as at any date of determination thereof, the ratio of (a) Operating Cash Flow for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date of determination and (b) Cash Interest Expense for such period.

            "Interest Period" shall mean:

            (a) with respect to any Eurodollar Loan:

            (i) initially, the period commencing on the date of such Loan and ending one month thereafter; and


                                Credit Agreement

            (ii) thereafter, each period commencing on the last day of the preceding Interest Period and ending one month thereafter;

            (b) with respect to any Variable Rate Loan:

            (i) initially, the period commencing on the date of such Loan and ending 30 days thereafter; and

            (ii) thereafter, each period commencing on the last day of the preceding Interest Period and ending 30 days thereafter.

Notwithstanding the foregoing: (x) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date and (z) notwithstanding clause
(y) above, no Interest Period for any Eurodollar Loan shall have a duration of less than one month and if such Eurodollar Loan would otherwise be a shorter period, such Eurodollar Loan shall not be available for such shorter period.

            "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; provided, however, that the 450 Authorization Fee shall not be deemed to be an Investment.

            "Iusacell Group" shall mean Iusacell and each Guarantor.

            "judgment currency" shall have the meaning assigned to that term in
Section 12.14 hereof.

            "Leverage Ratio" shall mean, at any date of determination thereof, the ratio of (a) Total Debt on such date of determination to (b) Annualized Operating Cash Flow on such date of determination.


                                Credit Agreement

            "LIBO Base Rate" shall mean, with respect to any Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Agent, of the rates per annum quoted by the respective Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Banks to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Loan to be made by the respective Reference Banks for such Interest Period. If any Reference Bank is not participating in any Loan during any Interest Period therefor, the LIBO Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that such Reference Bank would have made or had outstanding had it been participating in such Loan during such Interest Period. If any Reference Bank does not timely furnish such information for determination of any LIBO Base Rate, the Agent shall determine such LIBO Base Rate on the basis of the information timely furnished by the remaining Reference Banks.

            "LIBO Rate" shall mean, for any Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the LIBO Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

            "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, Iusacell shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset or any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement that effectively imposes the risk of collectability on the transferor).

            "Loans" shall mean Eurodollar Loans, Variable Rate Loans or both.

            "Majority Banks" shall mean Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding at least 51% of the Loans.

            "Market Exchange Rate" shall mean, for any currency, the rate at which such currency shall be converted into Dollars (i) on the basis of the noon buying rate in New York City for cable transfers in such currency as certified for customs purposes by the Federal Reserve Bank of New York or (ii) in the event the Federal Reserve Bank of New York does not certify a noon buying rate for such currency, on the basis of the rate quoted or published in the relevant central bank or the rate for buying such currency in Dollars or (iii) if no such rate is quoted or published, the rate determined by the Agent based on a quotation or an average of quotations given to the Agent by commercial banks which conduct foreign exchange operations or based on such other method as the Agent may reasonably determine to calculate a market exchange rate.


                                Credit Agreement











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            "Material Adverse Change" with respect to any Loan shall mean, (a)
for the period from the date of this Agreement to and including the date of such Loan and (b) for the period from the date of the most recent financial statements of Iusacell referred to in Section 8.02 to and including the date of such Loan, a material adverse change with respect to general market conditions in the United States or Mexico, including without limitation, changes in general economic, financial, political or military conditions in the United States or Mexico, which in the reasonable opinion of the Majority Banks, might result in a Material Adverse Effect.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the assets, business, operations, financial condition, liabilities or capitalization of Iusacell and its Subsidiaries taken as a whole, (b) the ability of Iusacell to perform its obligations under any of the Basic Documents,
(c) the validity or enforceability of any of the Basic Documents or (d) the rights and remedies of the Agent and the Banks under any of the Basic Documents.

            "Material Concessions" shall mean the concessions required to provide the cellular telephone service and data transmission service in Mexico, whether on the date hereof or hereafter, including without limitation any concession relating to 450 service.

            "Material Terms and Conditions" shall mean, with respect to any concession, the terms and conditions of such concession the violation of which, or non-compliance with, would cause any member of the Iusacell Group to (a) lose such concession, (b) lose the rights relating to such concession, (c) incur increased costs to provide the service under such concession or (d) suffer a restriction of any right to provide service under such concession.

            "Mexican GAAP" shall mean Mexican generally accepted accounting principles as in effect from time to time.

            "Mexican Taxes" shall mean all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever, and all interest, surcharges, fines, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by Mexico or any political subdivision or taxing authority thereof or therein, or by any federal or other association of or with which Mexico may be a member or associated, on or in respect of this Agreement, any Loan, any Note, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, on or in respect of any payments of principal, interest, premiums, charges, fees or other amounts made on, under or in respect of any thereof.

            "Mexico" shall mean the United Mexican States.

            "Northern Telecom Debt" shall mean the debt of Iusacell in an amount not in excess of $47,000,000 owing to Northern Telecom International Finance B.
V. as refinanced by Banco del Atlantico, S.A., which amount Iusacell shall have the right to have refinanced


                                Credit Agreement
pursuant to a guarantee by the Export Development Corporation of Canada, provided that the principal amount thereof is not increased as a consequence of such refinancing.

            "Note" shall mean each promissory note provided for by Section 2.03(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

            "Offering" shall mean the offering of debt securities by Iusacell in the United States of America and other markets on substantially the terms and conditions set forth in the the letter dated January 16, 1996 from [Salomon Brothers].

            "Offering Eurodollar Loans" shall have the meaning assigned to that term in Section 3.01(b) hereof.

            "Offering Proceeds Receipt Date" shall have the meaning assigned to that term in Section 3.01(b) hereof.

            "Officers' Certificate" shall mean a certificate duly executed and delivered by the general manager and the Chief Financial Officer of Iusacell.

            "Operating Cash Flow" shall mean, for any period, the sum of the following for Iusacell and its Consolidated Subsidiaries (determined on a consolidated basis): (a) net income for such period plus (b) interest, depreciation and amortization expense for such period plus (c) all other non-cash charges and extraordinary items for such period.

            "Participant" shall have the meaning assigned to that term in
Section 12.01(c) hereof.

            "Payor" shall have the meaning assigned to that term in Section 4.06 hereof.

            "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

            "Permitted Liens" shall have the meaning assigned to that term in
Section 9.12 hereof.


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


            "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Pledge Agreement" shall mean a pledge agreement substantially in the form of Exhibit E.

            "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Agreement or any Note during any Default, a rate per annum equal to the sum of (i) 2% plus (ii) the interest rate for such Loan as provided in Section 3.02(a) hereof plus the Applicable Margin as in effect from time to time.

            "Prime Rate" shall mean the rate of interest from time to time announced by the Chase at the Principal Office as its prime commercial lending rate.

            "Principal Office" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.

            "Process Agent" shall have the meaning assigned to that term in
Section 12.11(b) hereof.

            "Process Agent Acceptance" shall mean a letter from the Process Agent to the Bank, in substantially the form of Exhibit D hereto.

            "Reference Banks" shall mean (a) initially, Chase and (b) thereafter, such other Banks as the Agent and Iusacell may agree.

            "Regulations A and D" shall mean, respectively, Regulations A and D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            "Regulatory Change" shall mean, with respect to any Bank, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Required Payment" shall have the meaning assigned to that term in
Section 4.06 hereof.

            "Reserve Requirement" shall mean, for any Interest Period for any Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period


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


under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBO Base Rate is to be determined as provided in the definition of "LIBO Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes any Loan.

            "Shareholders Agreement" shall mean the Shareholders Agreement dated as of November 30, 1993 by and among (a) Iusacell, (b) Bell Atlantic Latin American Holdings, Inc., (c) Ing. Alejo Peralta y Diaz Ceballos, (d) Ing. Carlos Peralta Quintero and (e) Grupo Industrial Iusa, S.A. de C.V., as in effect on the date hereof.

            "Subordination Agreement" shall mean (a) a subordination agreement substantially in the form of Exhibit F executed by The Chase Manhattan Bank, Iusacell and the Agent (the "Chase Subordination Agreement") and (b) a subordination agreement substantially in the form of Exhibit F executed by FIUSA, S.A. de C.V., Iusacell and the Agent (the "FIUSA Subordination Agreement").

            "Subsidiary" shall mean with respect to any Person (the "parent"), any other Person a majority of the equity ownership having the right to vote, or the capital stock (or other equity interest if such Person is not a corporation), of which is at the time of determination owned, directly or indirectly, by the parent or by one or more other Subsidiaries, or by the parent and one or more other Subsidiaries.

            "Termination Date" shall mean the earlier of (a) July 31, 1997 and
(b) the date of the termination of the Commitments pursuant to Section 10 or otherwise.

            "Total Debt" shall mean, as at any date of determination thereof, Debt of Iusacell and its Consolidated Subsidiaries (determined on a consolidated basis) on such date of determination; provided, however, that (a) Debt of any member of the Iusacell Group owing to any affiliate of such member that is subordinated on terms and conditions satisfactory to the Agent and (b) the 450 Authorization Fee Debt, in each case, shall be excluded from any determination of Total Debt.

            "Variable Rate" shall mean, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% per annum and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Variable Rate resulting from a change in the Variable Rate shall take effect at the time of such change in the Variable Rate.

            "Variable Rate Loans" shall mean Loans that bear interest at rates based on the Variable Rate.


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


            1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Bank hereunder shall be prepared, in accordance with Mexican GAAP as in effect from time to time, applied on a basis consistent with that used in the financial statements of Iusacell referred to in Section
9.01 hereof. To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, Iusacell will not change the last day of their fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

            Section 2. The Loans, Note and Prepayments.

            2.01 The Loans. (a) Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to Iusacell in Dollars from time to time during the Availability Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Available Commitment of such Bank, as in effect from time to time (such loans being herein called the "Loans").

      (b) The Available Commitment of each Bank is not revolving and a Loan may not be repaid or prepaid and reborrowed unless such borrowing in made in accordance with Section 2.01(d).

      (c) No more than six separate Interest Periods from each Bank may be outstanding at any time.

      (d) Each Bank severally agrees, on the terms and conditions of this Agreement, to make a new Loan to Iusacell concurrently with any optional prepayment of the outstanding Loans pursuant to 2.04; provided that (i) the principal amount of such Bank's new Loan shall not exceed the principal amount of its outstanding Loan being concurrently prepaid and (ii) no Bank shall make a new Loan unless its outstanding Loan is concurrently repaid in full. Each Borrowing under this Section 2.01(d) shall be made from the several Banks ratably in proportion to their respective Commitments.

            2.02 Applicable Lending Office. The Loans of each Bank shall be made and maintained at the Applicable Lending Office of such Bank.

            2.03 Notes.

            (a) Each Eurodollar Loan of each Bank shall be evidenced by a separate promissory note of Iusacell, substantially in the form of Exhibit A-1 hereto, dated the date such Eurodollar Loan is made, payable to such Bank in a principal amount equal to the amount of such Eurodollar Loan, and issued by Iusacell and guaranteed, por aval, by each Guarantor.


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


            (b) Each Variable Rate Loan of each Bank shall be evidenced by a separate promissory note of Iusacell, substantially in the form of Exhibit A-2 hereto, dated the date such Variable Rate Loan is made, payable to such Bank in a principal amount equal to the amount of such Variable Rate Loan, and issued by Iusacell and guaranteed, por aval, by each Guarantor.

            (c) Each Bank shall be entitled to have the Notes substituted or exchanged in connection with a permitted assignment of the Loans and Notes pursuant to Section 12.06(b) hereof.

            2.04 Prepayments. Subject to Section 4.04 hereof, Iusacell shall have the right to prepay the Loans at any time or from time to time, provided that: (a) Iusacell shall give the Bank notice of each such prepayment as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and (b) upon any prepayment of the Loans other than on the last day of an Interest Period therefor, Iusacell shall simultaneously make payment of any amount under Section 5.05 hereof required as a result of such prepayment.

            2.05 Borrowings. Iusacell shall give the Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing of Loans hereunder, each Bank shall make available the amount of the Loan or Loans to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in immediately available funds, for account of Iusacell. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to Iusacell by depositing the same, in immediately available funds, in an account of Iusacell maintained with Chase at the Principal Office designated by Iusacell.

            2.06 Changes of Commitment.

            (a) Iusacell shall have the right to terminate or reduce the Commitments at any time or from time to time, provided that: (x) Iusacell shall give notice of each such termination or reduction as provided in Section 4.05 hereof; and (y) each partial reduction of the Commitments shall be in an aggregate amount at least equal to $5,000,000.

            (b) The Commitment of each Bank shall be automatically reduced on the date of each Loan made by such Bank by the amount of such Loan.

            (c) The Commitment shall be automatically reduced to zero on the Termination Date.

            (d) The Commitment once terminated or reduced may not be reinstated.

            2.07 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be


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


responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and (except as otherwise provided in Section 4.06 hereof) no Bank shall have any obligation to the Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by Iusacell at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

            2.08 Commitment Fee. Iusacell shall pay to the Agent for account of each Bank a commitment fee on the daily average unused amount of such Bank's Available Commitment for the period from and including the date hereof to but not including the earlier of the date such Available Commitment is terminated and the Termination Date, at a rate per annum equal to 3/10 of 1%. Accrued commitment fees shall be payable on March 31, 1996 and the Termination Date.

            Section 3. Payments of Principal and Interest.

            3.01 Repayment of the Loans. (a) Iusacell hereby promises to pay to the Agent for the account of each Bank the entire outstanding principal of amount of the Loans of such Bank, and each Loan shall mature, on the Termination Date.

            (b) The Loans (together with accrued interest thereon) shall be prepaid in full on the date (the "Offering Proceeds Receipt Date") that any member of the Iusacell Group (the "Financing Proceeds Recipient") receives the proceeds of a Financing; provided, however, that if the last day of the Interest Period for any outstanding Eurodollar Loan is not the Offering Proceeds Receipt Date, all such Eurodollar Loans (the "Offering Eurodollar Loans") shall not be prepaid on the Offering Proceeds Receipt Date; provided, further, however, the Financing Proceeds Recipient shall pay to the Agent on the Offering Proceeds Receipt Date an amount (the "Collateral Amount") equal to the sum of (x) the outstanding principal amount of all Offering Eurodollar Loans plus (y) all interest accrued and unpaid interest from the first day of the Interest Period for all Offering Eurodollar Loans to the Offering Proceeds Receipt Date and (z) all interest on all Offering Eurodollar Loans that will accrue from the Offering Proceeds Receipt Date to the last day of each Interest Period for such Offering Eurodollar Loans. The Agent shall deposit the Collateral Amount into a collateral account (bearing interest at such rate as the Agent and Iusacell shall agree) under the sole control of the Agent. Upon the last day of the Interest Period for each Offering Eurodollar Loan, the Agent shall use the Collateral Amount to pay each such Offering Eurodollar Loan. Upon payment in full of all Offering Eurodollar Loans (together with accrued interest thereon), the Agent shall pay to Iusacell all remaining proceeds in such collateral account.

            3.02 Interest. (a) Iusacell hereby promises to pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date on which such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum: (i) for a variable Rate Loan, at a


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


variable rate per annum equal to the Variable Rate plus the Applicable Margin and (ii) for a Eurodollar Loan, at a fixed rate equal to the LIBO Rate (as in effect from time to time) plus the Applicable Margin. Notwithstanding the foregoing, Iusacell hereby promises to pay to the Agent for the account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by Iusacell hereunder or under any Note held by such Bank that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

            (b) Accrued interest on any Loan shall be payable (i) on the last day of each Interest Period therefor and (ii) upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand.

            (c) Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to Iusacell and the Banks.

            Section 4. Payments; Computations; Etc.

            4.01 Payments.

            (a) Except to the extent otherwise provided herein, all payments of principal, interest and any other amounts to be made by Iusacell under this Agreement and any Note shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

            (b) Iusacell shall, at the time of making each payment under this Agreement or any Note for the account of any Bank, specify to the Agent (which shall so notify the intended recipient thereof) the Loans or other amounts payable by Iusacell hereunder to which such payment is to be applied (and in the event that Iusacell fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to Section 4.02 hereof, may determine to be appropriate).

            (c) Each payment received by the Agent under this Agreement or any Note for account of any Bank shall be paid by the Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

            (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day (unless such Business Day falls in another calendar month, in which


                                Credit Agreement
case such Interest Period shall end on the next preceding Business Day) and interest shall be payable for any principal so extended for the period of such extension.

            4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans from the Banks under Section 2.01 hereof shall be made from the relevant Banks, and each termination or reduction of the amount of the Commitments under Section 2.06 hereof shall be applied to the respective Commitments of the relevant Banks, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Loans by Iusacell shall be made for account of the relevant Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (c) each payment of interest on Loans by Iusacell shall be made for account of the relevant Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.

            4.03 Computations. Interest on any Loan shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.

            4.04 Minimum Amounts. Each borrowing or partial prepayment of principal of Loans shall be in an amount at least equal to $3,000,000 or a greater multiple of $1,000,000.

            4.05 Certain Notices. Notices by Iusacell to the Agent of termination or reduction of the Commitments and of borrowings and prepayments of Loans shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing or prepayment specified below:

                                                          Number of
                                                           Business
                        Notice                            Days Prior
                        ------                            ----------

            Termination or reduction
            of the Commitments                                  4

            Borrowing of Eurodollar Loans
            or Variable Rate Loans                              4

            Prepayment of Eurodollar Loans
            or Variable Rate Loans                              4

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing or prepayment shall specify whether Loans comprising such borrowing or prepayment are Eurodollar Loans or Variable Rate Loans and the amount (subject to Section
4.04 hereof) of each Eurodollar Loan or Variable Rate Loan


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


to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day). The Agent shall promptly notify the Banks of the contents of each such notice.

            4.06 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or Iusacell (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of Iusacell) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

            (i) if the Required Payment shall represent a payment to be made by Iusacell to the Banks, Iusacell and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of Iusacell under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Agent shall not limit such obligation of Iusacell under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

            (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to Iusacell, the Payor and Iusacell shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02 hereof, it being understood that the return by Iusacell of the Required Payment to the Agent shall not limit any claim Iusacell may have against the Payor in respect of such Required Payment.


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

            4.07 Sharing of Payments, Etc.

            (a) Iusacell agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Loans of such Bank or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to Iusacell), in which case it shall promptly notify Iusacell and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

            (b) If any Bank shall obtain from Iusacell payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by Iusacell to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) such Loans or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

            (c) Iusacell agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

            (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Iusacell. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


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


            Section 5. Yield Protection, Etc.

            5.01 Additional Costs.

            (a) Iusacell shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Loan or its obligation to make any Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any Loan or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change that:

            (i) shall subject such Bank (or the Applicable Lending Office) to any tax, duty or other charge in respect of any Loan or any Note or changes the basis of taxation of any amounts payable to such Bank under this Agreement or any Note in respect of any Loan (excluding changes in the rate of tax on the overall net income of such Bank or of such Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

            (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the LIBO Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including, without limitation, any Loan or any deposits referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitment of such Bank hereunder); or

            (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or its Commitment.

If any Bank requests compensation from Iusacell under this Section 5.01(a), Iusacell may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank thereafter to make Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

            (b) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), Iusacell shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company) pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether or not having the force of law and whether or not failure to comply therewith would be unlawful) enacted after the date hereof of any court or governmental or monetary authority of capital in


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


respect of any Loan of such Bank or its Commitment hereunder (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request).

            (c) Each Bank shall notify Iusacell of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 60 days after it obtains actual knowledge thereof; provided that (i) if such Bank fails to give such notice within 60 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this
Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 60 days prior to the date that such Bank does give such notice and (ii) such Bank will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to Iusacell a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01 on its costs or rate of return of maintaining any Loan or its obligation to make any Loan, or on amounts receivable by it in respect of any Loan, and of the amounts required to compensate the Bank under this Section 5.01, shall, absent manifest error, be conclusive, provided that such determinations and allocations are made on a reasonable basis.

            5.02 Limitation on LIBO Availability. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate for any Interest Period for any Eurodollar Loan:

            (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for such Loan as provided herein; or

            (b) the Majority Banks determine, which determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining Loans for such Interest Period;

then the Agent shall give Iusacell and each Bank prompt notice thereof and, so long as such condition shall remain in effect, the Banks shall be under no obligation to make additional Eurodollar Loans, and Iusacell shall on the last day of the then current Interest Periods for


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outstanding Eurodollar Loans, either prepay such Eurodollar Loans or convert such Eurodollar Loans into Variable Rate Loans.

            5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans (and, in the sole opinion of such Bank, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Bank), then such Bank shall promptly notify Iusacell thereof (with a copy to the Agent), and so long as such condition shall remain in effect, interest on each Loan of the obligation of such Bank to make or maintain Eurodollar Loans shall be suspended (in which case the provisions of Section 5.04 shall be applicable).

            5.04 Treatment of Affected Loans. If the obligation of any Bank to make or maintain a Eurodollar Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Eurodollar Loan shall automatically be converted into a Variable Rate Loan on the last day of the then current Interest Period for Eurodollar Loans (or, in the case of a conversion required by Section 5.03, on such earlier date as such Bank may specify to Iusacell with a copy to the Agent) and unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such conversion no longer exist:

            (a) all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Variable Rate Loans; and

            (b) all Loans that would otherwise be made by such Bank as Eurodollar Loans shall be made as Variable Rate Loans.

If such Bank gives notice to Iusacell with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the conversion of such Bank's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's Variable Rate Loans shall be automatically converted, on the first day of the next succeeding Interest Period for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata in accordance with their respective Commitments.

            5.05 Compensation. Iusacell shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

            (a) any payment or prepayment of any Eurodollar Loan for any reason (including, without limitation, the acceleration of any Eurodollar Loan pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Eurodollar Loan; or


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


            (b) any failure by Iusacell for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 to be satisfied) to borrow a Eurodollar Loan on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.05.

Without limiting the effect of the preceding sentence, such compensation shall include, with respect to any Eurodollar Loan, an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid or prepaid for the period from the date of such payment or prepayment to the last day of the then current Interest Period for such Eurodollar Loan at the applicable rate of interest provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

            5.06 Taxes.

            (a) All payments on account of the principal of and interest on any Loan, fees and any and all other amounts payable hereunder or under the Notes by Iusacell to or for the account of each Bank, including, without limitation, amounts payable under paragraph (b) of this Section 5.06, shall be made free and clear of and without reduction or liability for Mexican Taxes. Iusacell will pay all Mexican Taxes, without charge to or offset against any amount due to any Bank, prior to the date on which penalties attach thereto.

            (b) Iusacell shall indemnify each Bank against, and reimburse each Bank on demand for, any Mexican Taxes and any loss, liability, claim or expense, including interest, penalties and legal fees, that any Bank may incur at any time arising out of or in connection with any failure of Iusacell to make any payment of Mexican Taxes when due.

            (c) In the event that Iusacell is required by applicable law, decree or regulation to deduct or withhold Mexican Taxes from any amounts payable on, under or in respect of this Agreement or any Loan, Iusacell shall promptly pay the Person entitled to such amount such additional amounts as may be required, after the deduction or withholding of Mexican Taxes, to enable such Person to receive from Iusacell on the due date thereof, an amount equal to the full amount stated to be payable to such Person under this Agreement.

            (d) Iusacell shall furnish to the Agent, copies certified by the Chief Financial Officer of Iusacell of official tax receipts in respect of each payment of Mexican Taxes required under this Section 5.06, within 30 days after the date such payment is made, and Iusacell shall promptly furnish to the Agent any other information, documents and receipts that the Agent may reasonably require to establish to its satisfaction that full and timely payment has been made of all Mexican Taxes required to be paid under this Section 5.06.


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            Section 6. Guarantee.

            6.01 The Guarantee. Each of the Guarantors hereby jointly and severally guarantees to each Bank and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to, and the Notes held by each Bank of, Iusacell and any and all other amounts due to the Banks or the Agent by Iusacell under this Agreement and under the Notes and any of the other Basic Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Each of the Guarantors hereby further jointly and severally agrees that if Iusacell shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, each of the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            6.02 Obligations Unconditional. The obligations of the Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Iusacell under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or


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


            (iv) any lien or security interest granted to, or in favor of, the Agent or any Bank or Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against Iusacell under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

Each of the Guarantors hereby waives any right to which it may be entitled so that:

            (a) Iusacell be sued first or claims be exhausted against Iusacell, prior to a claim against any such Guarantor;

            (b) Iusacell's assets be used or applied prior to any rights being exercised against the assets of any such Guarantor being applied or used in satisfaction of any claims by the Banks or the Agent; and

            (c) Claims against the Guarantors be divided among Guarantors.

            6.03 Reinstatement. The obligations of the Guarantors under this
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Iusacell in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantors jointly and severally agree that they will indemnify the Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            6.04 Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Banks under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 6.01 hereof, whether by subrogation, contribution or otherwise, against Iusacell or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. If any amount shall be paid to any Guarantor on account of such subrogation, contribution or other rights at any time prior to the payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Banks and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Agreement or to be held by the Agent as collateral security for Guaranteed Obligations thereafter arising or coming due.


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


            6.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Banks, the obligations of Iusacell under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Iusacell and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Iusacell) shall forthwith become due and payable by the Guarantors for purposes of said Section 6.01.

            6.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Bank or the Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

            6.07 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

            Section 7. Conditions Precedent.

            Section 7.01. Initial Loan. The obligation of any Bank to make its initial Loan hereunder is subject to the conditions precedent that (i) such Loan shall be made on or before February 29, 1996 and (ii) the Agent shall have received on or before the Closing Date the following documents (with, in the case of clauses (a), (b) and (c) below, sufficient copies for each Bank), each of which shall be satisfactory to the Agent (and to the extent specified below, to each Bank) in form and substance:

            (a) Corporate Documents. Certified copies of the estatutos sociales (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of directors resolutions, notarized and certified copies of powers of attorney and evidence of the incumbency of officers) with respect to the execution, delivery and performance of each of the Basic Documents to which such Obligor is a party and each other document to be delivered by such Obligor from time to time in connection herewith and any Loan hereunder (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from Iusacell to the contrary).

            (b) Officers' Certificate. An Officers' Certificate from each Obligor, dated the Closing Date, to the effect set forth in Section 7.02(a), (b) and (c).

            (c) Opinions of Counsel to Iusacell. An opinion, dated the Closing Date, of (i) Rogers & Wells, special New York counsel to the Obligors, substantially in


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


      the form of Exhibit B hereto, and (ii) Mr. Carlos Gutierrez, counsel to the Obligors, substantially in the form of Exhibit C hereto, and in each case covering such other matters as the Agent or any Bank may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Agent and each Bank).

            (d) Notes. The Note for each Bank evidencing the Loan made by such Bank, duly completed and executed.

            (e) Pledge Agreement. The Pledge Agreement, duly executed and delivered by Iusacell and the Agent and the certificates identified under the Schedule thereto. In addition, Iusacell shall have taken such other action as the Agent shall have requested in order to perfect the security interests created pursuant to the Pledge Agreement.

            (f) Subordination Agreement. The Subordination Agreement, duly executed and delivered by each Merrill Lynch International Bank, LTD, Iusacell and the Agent.

            (g) Process Agent Acceptance and Power of Attorney. A Process Agent Acceptance, duly executed and delivered by the Process Agent, in substantially the form of Exhibit D hereto and a notarized power of attorney appointing such process agent for each Obligor.

            (h) Offering Letter Agreement. A letter agreement, duly executed and delivered by Iusacell and the Agent, defining material adverse market conditions with respect to the Offering.

            (i) Other Documents. Such other documents as the Agent or any Bank or special New York counsel to Chase may reasonably request.

            The obligation of any Bank to make its initial Loan hereunder is also subject to the payment by Iusacell of (x) such fees as Iusacell shall have agreed to pay to any Bank or any affiliate thereof or the Agent in connection herewith and (y) such out-of-pocket expenses as Iusacell shall have agreed to pay or deliver to the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of external legal counsel for Chase and the allocated costs of its internal legal department in connection with the negotiation, preparation, execution and delivery of this Agreement (to the extent that statements for such counsel fees and expenses have been delivered to Iusacell).

            Section 7.02. Initial Loan and Subsequent Loans. The obligation of any Bank to make any Loan hereunder is also subject to the further conditions precedent that on the date of such Loan, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

            (a) no Default shall have occurred and be continuing;

            (b) the representations and warranties made by each Obligor in
Section 8 hereof shall be true and correct on and as of such date of borrowing with the same force and effect as


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



if made on and as of such date of borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

            (c) no Material Adverse Change has occurred with respect to such Loan; and

            (d) such Bank shall have received the Note evidencing such Loan, duly executed and completed.

            Section 8. Representations and Warranties. Each Obligor represents and warrants to the Agent and each Bank that:

            8.01 Corporate Existence. Each of the Obligors and its Subsidiaries:
(a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now conducted; and (c) is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

            8.02 Financial Condition. (a) Iusacell has heretofore furnished to each of the Banks consolidated and consolidating balance sheets of Iusacell and its Subsidiaries as at December 31, 1994 and the related consolidated statements of income, changes in capital accounts and cash flows of Iusacell and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Mancera, S.C., and the unaudited consolidated balance sheets of Iusacell and its Subsidiaries as at September 30, 1995 (and, separately stated, of Iusacell alone) and the related consolidated statements of income, changes in capital accounts and cash flows of Iusacell and its Subsidiaries (and, separately stated, of Iusacell alone) for the nine-month period ended on such date.

            (b) All such financial statements are complete and correct and fairly present the respective consolidated or individual financial condition of the respective entities as at said dates and the consolidated or individual results of operations for the fiscal year and nine-month period ended on said dates (subject, in the case of such financial statements as at September 30, 1995, to normal year-end audit adjustments), all in accordance with Mexican GAAP applied on a consistent basis. None of said entities has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since September 30, 1995, there has been no material adverse change in the consolidated financial condition, operations or business of Iusacell and its Subsidiaries taken as a whole, from that set forth in said financial statements as at said date.

            8.03 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of any Obligor) threatened against the Obligors or any of their Subsidiaries that, if


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


adversely determined could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

            8.04 No Breach. None of the execution and delivery of this Agreement or any Note, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the estatutos sociales (or equivalent documents) of the Obligors, or any applicable law or regulation (including, without limitation, regulations of the Central Bank of Mexico), or constitutional provision, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which any Obligor or any of its Subsidiaries is a party or by which any of them or any of their assets is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any assets of any Obligor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

            8.05 Action. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each Note (when executed and delivered for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            8.06 Approvals. (a) No authorizations, approvals or consents of (including any exchange control approval), and no filings or registrations with, any governmental or regulatory authority or agency (including, without limitation, the Export-Import Bank of the United States of America), or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Basic Documents or for the legality, validity or enforceability hereof or thereof, other than such approvals or consents that have been already obtained.

            (b) The Obligors have obtained all concessions, licenses, permits, authorizations or other forms of permission which under Mexican law are necessary or advisable for operating and maintaining a wireless communications business and no Obligor is in violation of any valid rights of others with respect to any of the foregoing.

            8.07 Legal Form. Each Basic Document is in proper legal form under the law of Mexico for the enforcement thereof against each Obligor party thereto under such law, and if such Basic Document were stated to be governed by such law, it would constitute the legal, valid and binding obligation of each Obligor party thereto under such law, enforceable in accordance with its terms. All formalities required in Mexico for the validity and enforceability


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


of each Basic Document (including, without limitation, any necessary registration, recording or filing with any court or other authority in Mexico) against each Obligor have been accomplished, and no Mexican Taxes are required to be paid and no notarization is required, for the validity and enforceability thereof, except that in the event that any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court approved translator would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

            8.08 Ranking. Each Basic Document and the obligations evidenced hereby are and will at all times be direct and unconditional general obligations of each Obligor party thereto, and rank and will at all times rank in right of payment and otherwise at least pari passu with all other unsecured Debt of the Obligors, whether now existing or hereafter outstanding. There exists no Lien (including any Lien arising out of any attachment, judgment or execution), nor any segregation or other preferential arrangement of any kind, on, in or of the assets or revenues of Iusacell, other than (a) Liens set forth in Part B of
Schedule I hereto and (b) Liens of the type permitted under clauses (ii) through
(v), inclusive, of Section 9.09 hereof.

            8.09 Commercial Activity; Absence of Immunity. Each Obligor is subject to civil and commercial law with respect to its obligations under the Basic Documents to which it is a party. The execution, delivery and performance by each Obligor of the Basic Documents to which it is a party constitute private and commercial acts rather than public or governmental acts. None of the Obligors nor any of their respective assets or revenues is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of such Obligor under the Basic Documents to which it is a party except that an investor that is a foreign investor may not hold a majority of the equity securities of any corporation operating cellular concessions unless such investor has received the approval of the Mexican government.

            8.10 Taxes. (a) Iusacell and its Subsidiaries have filed all material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Iusacell or any of its Subsidiaries. The charges, accruals and reserves on the books of Iusacell and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Iusacell, adequate, except for taxes and assessments that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

            (b) On and as of the date hereof, none of this Agreement or any Note, or the execution or delivery by Iusacell of this Agreement or any Note, is subject to any Mexican Taxes, and no payment to be made by Iusacell under this Agreement or the Notes is subject to any Mexican Taxes, other than withholding taxes at a rate not exceeding 4.9%.


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


            8.11 Investment Company Act. None of the Obligors nor any of their respective Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            8.12 Public Utility Holding Company Act. None of the Obligors nor any of their respective Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            Section 9. Covenants. Each Obligor covenants and agrees with the Agent and each Bank that, so long as any Loan is outstanding and until payment in full of all amounts payable by Iusacell hereunder, such Obligor will perform such of the following covenants as are applicable to it:

            9.01 Financial Statements, Etc. Iusacell shall deliver to each Bank:

            (a) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of Iusacell (except that in the case of the fourth quarterly fiscal period of each fiscal year, such delivery shall be 75 days after the end of such fiscal period), consolidated and consolidating statements of income, changes in capital accounts and cash flows of Iusacell and its Subsidiaries (and, separately stated, of Iusacell alone) for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of Iusacell and its Subsidiaries (and, separately stated, of Iusacell alone) as at the end of such period, setting forth in each case in comparative form the corresponding consolidated (or, as the case may be, separately stated) figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of the Chief Financial Officer of Iusacell, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of Iusacell and its Subsidiaries (or, as the case may be, the separate unconsolidated financial condition and results of operations of Iusacell alone), in each case in accordance with Mexican GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

            (b) as soon as available and in any event within 120 days after the end of each fiscal year of Iusacell, consolidated statements of income, changes in capital accounts and cash flows of Iusacell and its Subsidiaries (and, separately stated, of Iusacell alone) for such fiscal year, and the related consolidated balance sheets of Iusacell and its Subsidiaries (and, separately stated, of Iusacell alone) as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated (or, as the case may be, separately stated) figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheets, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the


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      consolidated financial condition and results of operations of Iusacell and its Subsidiaries as at the end of, and for, such fiscal year in accordance with Mexican GAAP and (ii) in the case of said separately stated statements and balance sheets, by a certificate of the Chief Financial Officer of Iusacell, which certificate shall state that said separately stated financial statements of Iusacell fairly present the unconsolidated financial condition and results of operations of each Obligor, in each case in accordance with Mexican GAAP, consistently applied, as at the end of, and for, such fiscal year;

            (c) promptly upon the filing by Iusacell with a securities exchange on which any debt or equity securities of Iusacell may be listed, copies of all financial statements, reports and proxy statements so mailed or filed;

            (d) promptly after any Obligor knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that such Obligor has taken or proposes to take with respect thereto; and

            (e) from time to time such other information regarding the financial condition, operations, business or prospects of the Obligors or any of its Subsidiaries as any Bank or the Agent may reasonably request.

Iusacell will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of the Chief Financial Officer of Iusacell (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that Iusacell has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether as of the end of the respective quarterly fiscal period or fiscal year Iusacell is in compliance with Sections 9.15 and 9.17 hereof.

            9.02 Litigation. The Obligors will promptly give to each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting any Obligor or any of its Subsidiaries, except proceedings that, if adversely determined, could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

            9.03 Maintenance of Properties. Each Obligor will cause all properties used or useful and necessary in the conduct of its business or the business of any Subsidiary of Iusacell to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted.

            9.04 Existence. Each Obligor will do or cause to be done all things necessary to preserve and keep in full force and effect its and each Subsidiary's respective existence, rights (charter and statutory), franchises; provided, however, that such Obligor shall not be required


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to preserve any such right or franchise if the failure to do so would not result in a Material Adverse Effect.

            9.05 Compliance with Laws and Other Agreements. Each Obligor will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations, orders and directions of any governmental agency having jurisdiction over it or its business and all covenants and other obligations contained in any agreements to which each is a party, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

            9.06 Insurance. Each Obligor will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to assets and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

            9.07 Restricted Transactions. None of the Obligors will enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided, however, that (a) Iusacell may merge or consolidate with another Person if, immediately after giving effect to such consolidation or merger, (i) Bell Atlantic owns 30% or more of the voting stock of Iusacell; (ii) the supermajority voting rights of Bell Atlantic with respect to stock of Iusacell have not been terminated or modified in any respect; and (iii) no Default or Event of Default shall have occurred or be continuing; (b) Iusacell may merge or consolidate with a Subsidiary if Iusacell is the surviving entity of such merger or consolidation and immediately after giving effect to such merger of consolidation, no Default or Event of Default shall have occurred or be continuing; and (c) any Guarantor may merge with any other Subsidiary of Iusacell if a Guarantor is the surviving entity of such merger or consolidation and immediately after giving effect to such merger of consolidation, no Default or Event of Default shall have occurred or be continuing.

            9.08 Debt. Iusacell will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Debt except:

            (a)   Debt to the Banks hereunder;

            (b)   Debt outstanding on the date hereof and listed in Part A of
                  Schedule I hereto;

            (c) Debt of Subsidiaries of Iusacell to Iusacell or to other Subsidiaries of Iusacell;

            (d)   450 Authorization Fee Debt;

            (e)   Northern Telecom Debt; and

            (f)   Debt secured by Liens permitted by Section 9.12(vii) and (ix).


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            9.09 Investments. No Obligor will, nor will it permit any of its
Subsidiaries to, make or permit to remain outstanding any Investments except:

            (a)   Investments outstanding on the date hereof and identified in
                  Schedule II hereto;

            (b)   operating deposit accounts with banks;

            (c)   Permitted Investments;

            (d)   Investments by the Guarantors in Iusacell;

            (e) Investments by Iusacell and its Subsidiaries in capital stock of Subsidiaries of Iusacell to the extent outstanding on the date of the financial statements of Iusacell and its Subsidiaries referred to in Section 8.02 hereof and advances by Iusacell and its Subsidiaries to Subsidiaries of Iusacell in the ordinary course of business (such advances include, without limitation, advances to finance the Capital Expenditures of Iusatel, S.A. de C.V. and its Subsidiaries permitted by Section 9.18);

            (f) loans or advances by any member of the Iusacell Group in the ordinary course of business to officers and employees, provided that the aggregate amount of all such loans and advances outstanding at any time shall not exceed $550,000;

            (g) loans in the ordinary course of business to any Person which is a customer of Iusacell or any Subsidiary, provided that the aggregate amount of all such loans outstanding at any time shall not exceed $135,000; and

            (h) additional Investments up to but not exceeding $10,000,000 in the aggregate.

            9.10 Dividend Payments. (a) Iusacell will not declare or make any Dividend Payment at any time.

            (b) Nothing in this Section 9.10 shall be deemed to prohibit the payment of dividends to Iusacell by any Subsidiary of Iusacell.

            9.11 Asset Disposition. Iusacell will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise dispose of its assets (including the stock of any Subsidiary), other than (A) between or among Iusacell and one or more Subsidiaries of Iusacell, (B) inventory, trade receivables or other assets or properties sold or otherwise transferred in the ordinary course of business and (C) equipment no longer used or useful and necessary in the conduct of its business.

            9.12 Negative Pledge. Iusacell will not, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect


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to any property or asset of Iusacell, whether now owned or held or hereafter acquired, other than the following Liens ("Permitted Liens"):

            (i) Liens in favor of the Agent created pursuant to the Pledge Agreement;

            (ii) any Lien in existence as of the date of this Agreement;

            (iii) Liens for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by Mexican GAAP, shall have been made;

            (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Mexican GAAP, shall have been made;

            (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

            (vi) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

            (vii) any Lien on any asset, including, without limitation, capital stock or other securities (an "Encumbered Asset"), securing Debt incurred to finance all or any part of the purchase price of such Encumbered Asset or any portion of the cost of constructing, developing, altering or improving such Encumbered Asset; provided that such Lien (i) attaches solely to such Encumbered Asset or an improvement thereon or property which was acquired for specific use in connection with the Encumbered Asset and (ii) shall have been created during the period that such Encumbered Asset was being acquired, constructed, developed, altered or improved or concurrently with or within 120 days after the acquisition, construction, development, alteration or improvement thereof;

            (viii) any Lien on any property securing an extension, renewal or refunding of Debt secured by a Lien referred to in (ii) or (vii) above, provided that such new Lien is limited to the asset which was subject to the prior Lien immediately before such extension, renewal or refunding and, provided further, that the principal amount of Debt secured by the prior Lien is not increased immediately before or in contemplation of or in connection with such extension, renewal, refunding or replacement; and


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            (ix) in addition to the Liens permitted by the foregoing, Liens securing Debt of Iusacell not in excess of $2,000,000 in aggregate principal amount outstanding at any time of determination.

            9.13 Governmental Approvals; Material Concessions. (a) Iusacell agrees that it will promptly obtain from time to time at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required for Iusacell to comply with its obligations under the Basic Documents.

            (b) The Iusacell Group shall preserve and keep in full force and effect all Material Concessions and shall comply with the Material Terms and Conditions of all Material Concessions.

            9.14 Transactions with Affiliates. No Obligor will enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Obligor's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Obligor or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an affiliate.

            9.15 Wireless Gross Revenues. Iusacell will cause at least 90% of the Gross Revenues of Iusacell and its Consolidated Subsidiaries (determined on a consolidated basis) to be derived from its wireless communications business.

            9.16 Cash Flow. Iusacell will not, and will not permit any of its Subsidiaries to, enter into any agreement that would prohibit or otherwise limit the payment by any Subsidiary of any dividend to, or Investment by any Subsidiary in, Iusacell.

            9.17 Certain Financial Covenants.

            (a) Leverage Ratio. Iusacell will not permit the Leverage Ratio at any time to exceed 7.0 to 1.

            (b) Interest Coverage Ratio. Iusacell will not permit the Interest Coverage Ratio at any time to be less than 1.5 to 1.

            (c) Maximum Permitted Indebtedness. Total Debt shall not at any time exceed $215,000,000.


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            9.18 Limitation on Capital Expenditures by Iusatel S.A. de C.V. .
Iusacell shall not permit Iusatel S.A. de C.V. and its Subsidiaries to incur Capital Expenditures in excess of $28,000,000. For the purposes of this Section 9.18, "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of obligations under Capital Leases incurred during such period) made by Iusatel S.A. de C.V. or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

            Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

            (a) Iusacell shall (i) default in the payment when due (whether at stated maturity or upon prepayment) of any principal of any Loan or (ii) default in the payment when due (whether at stated maturity or upon prepayment) of any interest on any Loan, any fee or any other amount payable by it hereunder or under any Note and such default shall continue for three days; or

            (b) Iusacell shall fail to pay when due (whether at maturity, upon redemption or acceleration or otherwise) the principal of any indebtedness for money borrowed in excess, individually or in the aggregate, of $5,000,000 (or the equivalent thereof in other currencies, translated at the Market Exchange Rate on the date an Event of Default is to be declared); or any event specified in any note, agreement, indenture or other document evidencing or relating to any such indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

            (c) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) or any other Basic Document by any Obligor, or any certificate furnished to the Bank pursuant to the provisions of any Basic Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

            (d) Iusacell shall default in the performance of any of its obligations under any of Sections 9.07, 9.08 or 9.09 hereof; or Iusacell shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of thirty or more days after notice thereof to Iusacell by the Agent; or

            (e) Any of Iusacell or its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or


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            (f) Any of Iusacell or its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, sindico, examiner or liquidator of itself or of all or a substantial part of its assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Mexican bankruptcy law, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, suspension of payments, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any applicable bankruptcy law, (vi) take any corporate action for the purpose of effecting any of the foregoing or (vii) do the equivalent of any of the foregoing under the laws of the United States of America; or

            (g) A proceeding or case shall be commenced, without the application or consent of Iusacell or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, suspension of payments, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, sindico, examiner, liquidator or the like of Iusacell, any of its Subsidiaries or of all or any substantial part of their respective assets or (iii) similar relief in respect of Iusacell or any of its Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, suspension of payments, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against Iusacell or any of its Subsidiaries shall be entered in an involuntary case under any applicable bankruptcy law; or the equivalent of any of the foregoing shall occur under the laws of the United States of America; or

            (h) Final judgments or orders for the payment of money in excess of, individually or in the aggregate, $5,000,000 (or the equivalent thereof in other currencies, translated at the Market Exchange Rate on the date an Event of Default is to be declared) shall be rendered against Iusacell or any of its Subsidiaries and such judgment or order shall continue unsatisfied and not stayed, bonded, vacated or suspended by agreement with the beneficiary thereof for a period of sixty (60) days; or

            (i) Any governmental authority shall take any action to condemn, seize, nationalize or appropriate any substantial portion of the assets of Iusacell or any of its Subsidiaries (either with or without payment of compensation) or shall take any action that, in the opinion of the Majority Banks, adversely affects the ability of Iusacell to perform its obligations under this Agreement or any Note; or Iusacell or any of its Subsidiaries shall be prevented from exercising normal control over all or a substantial part of its assets (and the same shall continue for 30 or more days); or

            (j) After the execution and delivery of this Agreement by Iusacell, the Agent and the Banks, (i) Mexico or any competent authority thereof shall declare a moratorium on


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      the payment of indebtedness by Mexico or any governmental agency or authority thereof or corporations therein, or Mexico shall cease to be a member in good standing of the International Monetary Fund or shall cease to be eligible to utilize the resources of the International Monetary Fund under the Articles of Agreement thereof, or the international monetary reserves of Mexico shall become subject to any Lien and (ii) Iusacell has not delivered to the Agent evidence in form and substance satisfactory to the Banks that Iusacell is permitted under all applicable laws, rules and regulations to pay its obligations under the Basic Documents in accordance with their respective terms from the assets or revenues of Iusacell and/or its affiliates which are located in the United States of America and denominated in Dollars; or

            (k) A Change of Control shall occur;

            (l) (x) The Pledge Agreement shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected Lien on the collateral intended to be covered thereby, free and clear of all other Liens or it shall be determined that a third party has better rights with respect to such collateral; or (B) to be in full force and effect or shall be declared null and void, (y) the validity or the enforceability of the Pledge Agreement shall be contested by Iusacell or Iusacell shall deny it has any further liability or obligation under the Pledge Agreement or (z) Iusacell shall fail to perform any of its obligations under the Pledge Agreement; or

            (m) (x) The guaranty by the Guarantors pursuant to Article 6 (the "Guarantee") shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void; (y) the validity or the enforceability of the Guarantee shall be contested by any Guarantor or any Guarantor shall deny it has any further liability or obligation under the Guarantee or (z) any Guarantor shall fail to perform any of its obligations under the Guarantee; or

            (n) The managing underwriter of the Offering determines that the Offering should not occur due to the results of its due diligence investigation and 30 days have elapsed without Iusacell having mandated another financial institution satisfactory to the Agent as the managing underwriter for the Offering; or

            (o) Bell Atlantic Corporation, directly or indirectly, shall own less than 30% of the voting stock of Iusacell or Bell Atlantic Corporation, directly or indirectly, shall suffer a loss or any adverse modification of any supermajority voting rights with respect to the stock of Iusacell; or

            (p) The Iusacell Group shall lose (by expiration, revocation or otherwise) the Material Concessions or the right to exploit the Material Concessions;

            (q) (x) The subordination provisions of any Subordination Agreement shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void;
      (y) the validity or the enforceability of any Subordination


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      Agreement shall be contested by any Subordinated Creditor (as defined in such Subordination Agreement) or any Subordinated Creditor shall deny it has any further liability or obligation under its Subordination Agreement or (z) any Subordinated Creditor shall fail to perform any of its obligations under its Subordination Agreement;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10, (A) the Agent may, by notice to Iusacell, terminate the Commitments and they shall thereupon terminate and (B) the Agent may and, upon the request of the Majority Banks shall, by notice to Iusacell declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by Iusacell hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Iusacell; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by Iusacell hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Iusacell.

            Section 11. The Agent.

            11.01 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes the Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

            (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Bank;

            (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by Iusacell or any other Person to perform any of its obligations hereunder or thereunder;


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            (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and

            (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of Iusacell to such assignment or transfer (to the extent provided in Section 11.06(b) hereof).

            11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks or, if provided herein, in accordance with the instructions given by all of the Banks as is required in such circumstance, and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

            11.03 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Bank or Iusacell specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

            11.04 Rights as a Bank. With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept


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deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with Iusacell (and any of its Subsidiaries or affiliates) as if it were not acting as the Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from Iusacell for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

            11.05 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of Iusacell under said Section 12.03) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that Iusacell is obligated to pay under Section 12.03 hereof) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

            11.06 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Iusacell and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Agent shall not be required to keep itself informed as to the performance or observance by Iusacell of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Iusacell or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

            11.07 Failure to Act. Except for action expressly required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

            11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving


                                Credit Agreement
notice thereof to the Banks and Iusacell, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

            Section 12. Miscellaneous.

            12.01 Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            12.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            12.03 Expenses, Etc. (a) Iusacell agrees to pay or reimburse each of the Banks and the Agent for: (x) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of external legal counsel for the Agent and costs allocated by its internal legal department) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Notes and closing of the transactions contemplated hereby in an amount not in excess of $100,000 and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any Note (whether or not consummated); (y) all reasonable out-of-pocket costs and expenses of the Banks and the Agent (including, without limitation, the reasonable fees and expenses of internal and external legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of


                                Credit Agreement
participation in or other involvement with (A) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (B) judicial or regulatory proceedings and (C) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; and (z) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein.

            (b) Iusacell hereby agrees to indemnify the Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any Loan hereunder (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

            12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Iusacell, the Agent and the Majority Banks, or by Iusacell and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; provided that:
(a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks:
(i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of Iusacell to prepay Loans, (vi) alter the terms of this Section 12.04, (vii) modify the definition of the term "Majority Banks", or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 8.01 hereof; and (b) any modification or supplement of Section 10 hereof shall require the consent of the Agent.

            12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            12.06 Assignments and Participations.

            (a) Iusacell may not assign any of its rights or obligations hereunder or under any Note without the prior consent of each Bank and the Agent.


                                Credit Agreement

            (b) Each Bank may at any time assign any Loan and any Note without the consent of Iusacell to any Eligible Transferee. Upon execution and delivery by the assignor and assignee to Iusacell and Agent of an instrument in writing pursuant to which the assignee agrees to become the "Bank" hereunder, and to be bound by the provisions of this Agreement and the other Basic Documents applicable to a "Bank", the assignee shall have the rights and benefits of a Bank hereunder in respect of any Loan theretofore held by such Bank. No assignment by any Bank of any of its rights under a Note shall be made to any assignee without concurrently assigning to such assignee the related rights under this Agreement and, upon any such assignment, such Bank shall obtain a written acknowledgement (and shall supply a copy thereof to Iusacell and the Agent) from the assignee that such Note is subject to this Agreement. Upon such assignment, the Agent shall receive an assignment fee of $3,000. No Obligor shall be responsible for the payment of such assignment fee.

            (c) A Bank may sell or agree to sell to one or more Eligible Transferees a participation in all or any part of any Loan held by it, provided that no purchaser of a participation (a "Participant") shall have any rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by Iusacell to any Bank under Section 5 hereof in respect of any Loan shall be determined as if such Bank had not sold or agreed to sell any participations in any Loan, and as if such Bank were funding such Loan in the same way that it is funding the portion of any Loan in which no participations have been sold. In no event shall any Bank agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) extend the date fixed for the payment of principal of or interest on the relevant Loan or any portion of any fee hereunder payable to the Participant, (ii) reduce the amount of any such payment of principal, (iii) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (iv) alter the rights or obligations of Iusacell to prepay any Loan.

            (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Bank may (without notice to Iusacell, the Agent or any other Bank and without payment of any fee)
(i) assign and pledge all or any portion of any Loan and any Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and any Loan and any Note to an affiliate. No such assignment shall release the assigning Bank from its obligations hereunder.

            (e) Subject to Section 12.16(b), a Bank may furnish any information concerning Iusacell or any of its Subsidiaries in the possession of such Bank from time to time to Eligible Transferees and participants (including prospective assignees and participants that are Eligible Transferees).


                                Credit Agreement

            12.07 Survival. The obligations of Iusacell under Sections 5.01, 5.04, 5.05 and 12.03 hereof shall survive the repayment of any Loan. In addition, each representation and warranty made, or deemed to be made, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall not be deemed to have waived, by reason of its making any Loan hereunder, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such the Bank or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time any Loan was made.

            12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

            12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

            12.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

            12.11 Jurisdiction, Service of Process and Venue.

            (a) Each party hereto hereby agrees that any suit, action or proceeding with respect to this Agreement, any Note, the other Basic Documents or any judgment entered by any court in respect thereof may be brought in the Supreme Court of the State of New York, County of New York, in the United States District Court for the Southern District of New York or in the courts of the corporate domicile of each of the parties hereto with respect to actions brought against such party as a defendant; and each party hereto hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

            (b) Each Obligor hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation, presently located at 1633 Broadway, New York, New York 10019, U.S.A. (the "Process Agent"), and each Obligor hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to each Obligor shall not impair or affect the validity of such service or of any judgment based thereon. Each Obligor hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Bank by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto or such other address as may from time to time be designated by each Obligor in accordance with the provisions of Section 12.02.

            (c) Nothing herein shall in any way be deemed to limit the ability of the Agent or any Bank to serve any such writs, process or summonses in any other manner permitted by


                                Credit Agreement
applicable law or to obtain jurisdiction over Iusacell in such other jurisdictions, and in such manner, as may be permitted by applicable law.

            (d) Each Obligor hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Basic Document brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum or any right to which it may be entitled on account of place of residence or domicile.

            12.12 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            12.13 Waiver of Sovereign Immunity. Each Obligor acknowledges and agrees that the activities contemplated by the provisions of this Agreement and any Note are commercial in nature rather than governmental or public, and therefore acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to this Agreement or any Note in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity which may now or hereafter exist (including any immunity from any legal process, from the jurisdiction of any court or from any attachment prior to judgment, attachment in aid of execution, execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States, or otherwise.

            12.14 Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of Iusacell under this Agreement to make payment to (or for the account of) the Banks and the Agent in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Agent in New York City of the full amount of Dollars payable to such Bank under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 12.14 called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Agent could purchase such Dollars at the Principal Office with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of Iusacell in respect of any such sum due from it to such Bank hereunder or under any Note shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Bank of any sum adjudged to be due hereunder in the judgment currency such Bank may in


                                Credit Agreement
accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and Iusacell hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Bank against, and to pay such Bank on demand, in Dollars, the amount (if any) by which the sum originally due to such Bank in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

            12.15 Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws or official communications of Mexico, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

            12.16 Treatment of Certain Information; Confidentiality.

            (a) Iusacell acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Iusacell or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and Iusacell hereby authorizes each Bank to share any information delivered to such Bank by Iusacell and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

            (b) Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by Iusacell pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank (or to Chase Securities, Inc.), (v) in connection with any litigation to which any one or more of the Banks or the Agent is a party, (vi) to a subsidiary or affiliate of such Bank as provided in paragraph (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit K hereto (or executes and delivers to such Bank an acknowledgement to the effect that it is bound by the provisions of this Section 12.16(b), which acknowledgement may be included as part of the


                                Credit Agreement
respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder); provided, further, that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by Iusacell. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit K hereto shall be superseded by this Section 12.16 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 12.06(b) hereof.


                                Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered as of the day and year first above written.

                                     GRUPO IUSACELL, S.A. de C.V.


                                     By /s/ Edward R. Kingman
                                        ----------------------------------------
                                        Title:  Senior Vice President and Chief
                                                Financial Official


                                     By /s/ Luis Maldonado
                                        ----------------------------------------
                                        Title:  Vice President - Administration

                                     Address for Notices: Montes Urales 460 - 3
                                                          Mexico 11,000, D.F.

                                     Attention:           Javier Pastrana

                                     Telecopier No.:

                                     Telephone No.:       (525) 104-4100


                                Credit Agreement

                                    GUARANTORS

                                    SOS TELECOMUNICACIONES, S.A. de C.V.


                                    By /s/ Edward R. Kingman
                                       ---------------------------------------
                                       Title:  Senior Vice President and Chief
                                               Financial Official

                                    By /s/ Luis Maldonado
                                       ---------------------------------------
                                       Title:  Vice President - Administration

                                    Address for Notices: Montes Urales # 460 - 3
                                                         11,000, Mexico D.F.

                                    Attention:           Javier Pastrana

                                    Telecopier No.:

                                    Telephone No.:       (525) 104-4100


                                    SISTEMAS TELEFONICOS PORTATILES
                                       CELULARES, S.A. de C.V.


                                    By /s/ Edward R. Kingman
                                       ---------------------------------------
                                       Title:  Senior Vice President and Chief
                                               Financial Official


                                    By /s/ Luis Maldonado
                                       ---------------------------------------
                                       Title:  Vice President - Administration

                                    Address for Notices: Montes Urales # 460 - 3
                                                         11,000, Mexico D.F.
                                    Attention:           Javier Pastrana

                                    Telecopier No.:
                                    Telephone No.:       (525) 104 - 4100


                                Credit Agreement

                                    TELECOMUNICACIONES DEL GOLFO,
                                       S.A. DE C.V.


                                    By /s/ Edward R. Kingman
                                       ---------------------------------------
                                       Title:  Senior Vice President and Chief
                                               Financial Official


                                    By /s/ Luis Maldonado
                                       ---------------------------------------
                                       Title:  Vice President - Administration

                                    Address for Notices: Montes Urales # 460 - 3
                                                         11,000, Mexico D.F.

                                    Attention:           Javier Pastrana

                                    Telecopier No.:

                                    Telephone No.:       (905) 104 - 4100

                                    IUSATELECOMUNICACIONES, S.A. de C.V.


                                    By /s/ Edward R. Kingman
                                       ---------------------------------------
                                       Title:  Senior Vice President and Chief
                                               Financial Official


                                    By /s/ Luis Maldonado
                                       ---------------------------------------
                                       Title:  Vice President - Administration

                                    Address for Notices: Montes Urales # 460 - 3
                                                         11,000, Mexico D.F.

                                    Attention:           Javier Pastrana

                                    Telecopier No.:

                                    Telephone No.:       (905) 104 - 4100


                                Credit Agreement

                                    IUSANET, S.A. de C.V.


                                    By /s/ Edward R. Kingman
                                       ---------------------------------------
                                       Title:  Senior Vice President and Chief
                                               Financial Official


                                    By /s/ Luis Maldonado
                                       ---------------------------------------
                                       Title:  Vice President - Administration

                                    Address for Notices: Montes Urales # 460 - 3
                                                         11,000, Mexico D.F.

                                    Attention:           Javier Pastrana

                                    Telecopier No.:

                                    Telephone No.:       (905) 104 - 4100


                                Credit Agreement

                                    IUSATEL, S.A. de C.V.


                                    By /s/ Edward R. Kingman
                                       ---------------------------------------
                                       Title:  Senior Vice President and Chief
                                               Financial Official


                                    By /s/ Luis Maldonado
                                       ---------------------------------------
                                       Title:  Vice President - Administration

                                    Address for Notices: Montes Urales # 460 - 3
                                                         11,000, Mexico D.F.

                                    Attention:           Javier Pastrana

                                    Telecopier No.:

                                    Telephone No.:       (905) 104 - 4100


                                Credit Agreement

                                     BANKS

Commitment                           THE CHASE MANHATTAN BANK
                                      (NATIONAL ASSOCIATION)


                                    By /s/ Ana M. Garcia
                                       ---------------------------
                                        Title: Assistant Treasurer

                                    Applicable Lending Office:

                                    The Chase Manhattan Bank
                                     (National Association)
                                    1 Chase Manhattan Plaza
                                    New York, New York  10081

                                    Address for Notices:

                                    The Chase Manhattan Bank
                                     (National Association)
                                    1 Chase Manhattan Plaza
                                    New York, New York  10081

                                    Attention:

                                    Telecopier No.:

                                    Telephone No.:

                                    with a copy to:

                                    The Chase Manhattan Bank
                                    Montes Urales No. 470
                                    4th Floor
                                    11000
                                    Mexico City, Mexico

                                    Attention:  Rafael Villasante

                                    Telephone No.:          540-9715
                                    Telecopier No.:         540-9864


                                Credit Agreement

                                    THE CHASE MANHATTAN BANK
                                      (NATIONAL ASSOCIATION),
                                      as Agent



                                    By /s/ Ana M. Garcia
                                       ---------------------------
                                        Title: Assistant Treasurer

                                    Address for Notices to
                                     Chase as Agent:

                                    The Chase Manhattan Bank
                                     (National Association)
                                    4 Chase Metrotech Center-13th Floor
                                    Brooklyn, New York 11245

                                    Attention:  New York Agency

                                    Telecopier No.:  (718) 242-6910

                                    Telephone No.:  (718) 242-7979

                                                                      Schedule I

                               Pari Passu Matters

                               [See Section 8.08]


                                   Schedule I

                                    EXHIBIT A

                                     PAGARE
                                 PROMISSORY NOTE


                                 Promissory Note

U.S. $__________.00 Dollars.              E.U.A. $__________.00 Dolares.

For value received, the                   Por valor recibido, la suscrita,
undersigned, Grupo Iusacell, S.A.         Grupo Iusacell, S.A. de C.V. (el
de C.V. (the "Borrower"), by this         "Deudor"), por este Pagare promete
Promissory Note, unconditionally          incondicionalmente pagar a la orden
promises to pay to the order of           de ______________________________
______________________________ (the       (el "Banco") la suma principal de
"Bank"), the principal sum of             E.U.A.
U.S.$__________.00 (______________        $__________.00 (_______________ DE
DOLLARS OF THE UNITED STATES OF           DOLARES DE LOS ESTADOS UNIDOS DE
AMERICA 00/100) payable on June 28,       AMERICA 00/100) pagadera el 28
1996.                                     de junio de 1996.



The undersigned also promises to          La suscrita promete asi mismo pagar
pay interest on the outstanding and       intereses sobre el saldo insoluto
unpaid principal amount of this           de principal de este Pagare, desde
Promissory Note, from the date            la fecha del presente hasta la
hereof until the date of payment in       fecha de pago total de dicho saldo
full of such principal amount, at         de principal, a la tasa anual igual
the rate per annum equal to the sum       a la suma de la Tasa LIBO (segun se
of the LIBO Rate (as defined below)       define mas adelante) mas el Margen
plus the Applicable Margin (the           Aplicable (la "Tasa de
"Eurodollar Rate"). Interest shall        Eurodolares"). Los intereses seran
be payable in arrears on the last         pagaderos en forma vencida, en el
day of each Interest Period and on        ultimo dia de cada Periodo de
the date of any payment of the            Intereses y en la fecha de pago de
principal amount hereof.                  principal conforme al presente.

Any principal amount and (to the          Cualquier monto de principal y (en
extent permitted by applicable            la medida permitida por legislacion
law) interest not paid when               aplicable) de intereses que no sea
due under this Promissory Note            pagado cuando a su vencimiento
shall bear interest for each day          conforme a este Pagare generara
until paid, payable on demand, at a       intereses, pagaderos a la vista,
rate per annum equal to the sum of        por cada dia hasta que sea pagado a
2.00% plus the Eurodollar Rate            una tasa anual igual a la suma de
applicable immediately prior to           2.00% mas la Tasa de Eurodolares
such amount becoming due.                 aplicable inmediatamente antes de
                                          que dicha suma fuere pagadera.

Interest hereunder shall be               Los intereses conforme al presente
calculated on the basis of the            seran calculados sobre la base del
actual number of days elapsed             numero de dias efectivamente
divided by 360 (including the first       transcurridos divididos entre 360
day but excluding the last day).          (incluyendo el primer dia pero
                                          excluyendo el ultimo dia).

For purposes of this Promissory           Para efectos de este Pagare, los
Note, the following terms shall           siguientes terminos tendran los
have the following meanings:              siguientes significados:

"Business Day" means any day on           "Dia Habil"
                                          significa cualquier dia


                                 Promissory Note

                                     Mexico, Federal District, _______, 1996
                                     Mexico, D.F. a __ de ______ de 1996

                                     GRUPO IUSACELL, S.A. DE C.V.

                                     By/Por
                                           -------------------------------------
                                     Name/Nombre: Edward R. Kingman
                                     Title/Cargo: Attorney-in-Fact/Apoderado


                                     By/Por
                                           -------------------------------------
                                     Name/Nombre: Carlos Gutierrez Cardona
                                     Title/Cargo: Attorney-in-Fact/Apoderado


                                 Promissory Note

                             GUARANTEED BY/POR AVAL

SOS TELECOMUNICACIONES, S.A. DE C.V.       COMUNICACIONES CELULARES DE
                                              OCCIDENTE; S.A.DE C.V.


By/Por                                     By/Por
      ---------------------------------          -------------------------------
Name/Nombre: Edward R. Kingman             Name/Nombre: Edward R. Kingman
Title/Cargo: Attorney-in-Fact/Apoderado    Title/Cargo: Attorney-in-Fact/
                                           Apoderado


By/Por                                     By/Por
      ---------------------------------          -------------------------------
Name/Nombre: Carlos Gutierrez Cardona      Name/Nombre: Carlos Gutierrez Cardona
Title/Cargo: Attorney-in-Fact/Apoderado    Title/Cargo: Attorney-in-Fact/
                                           Apoderado

SISTEMAS TELEFONICOS PORTATILES CELULARES, TELECOMUNICACIONES DEL GOLFO,
S.A. DE C.V.                                S.A. DE C.V.


By/Por                                     By/Por
      ---------------------------------          -------------------------------
Name/Nombre: Edward R. Kingman             Name/Nombre: Edward R. Kingman
Title/Cargo: Attorney-in-Fact/Apoderado    Title/Cargo: Attorney-in-Fact/
                                           Apoderado


By/Por                                     By/Por
      ---------------------------------          -------------------------------
Name/Nombre: Carlos Gutierrez Cardona      Name/Nombre: Carlos Gutierrez Cardona
Title/Cargo: Attorney-in-Fact/Apoderado    Title/Cargo: Attorney-in-Fact/
                                           Apoderado


                                 Promissory Note

                                                                       EXHIBIT B

            [Form of Opinion of Special New York Counsel to Iusacell]

                                                                __________, 1996

To the Banks party to the

  Credit Agreement referred

  to below and

The Chase Manhattan Bank

  (National Association), as Agent

1 Chase Manhattan Plaza

New York, New York  10081


Ladies and Gentlemen:

            We have acted as special New York counsel to Grupo Iusacell, S.A. de C.V. ("Iusacell") and the guarantors listed on the signature pages thereof in connection with the Credit Agreement (the "Credit Agreement") dated as of February , 1996 among Iusacell, such guarantors and the banks listed on the signature pages thereof and The Chase Manhattan Bank (National Association), as Agent. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 7(c)(i) of the Credit Agreement.

            In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

            (a)   the Credit Agreement;


                 Opinion of Special New York Counsel to Iusacell

            (b)   the Notes;

            (c)   the Pledge Agreement;

            (d)   the Subordination Agreement; and

            (e) such records of Iusacell and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (e) above) are collectively referred to as the "Loan Documents".

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Agreement and certificates of appropriate representatives of Iusacell.

            In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

            (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents (other than the Obligors);

            (ii) all signatories to such documents have been duly authorized (other than the signatories acting on behalf of the Obligors); and

            (iii) all of the parties (other than the Obligors) to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.


                                Promissory Note

            Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

            1. Each Loan Document constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Loan Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

            2. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of any Obligor for the execution, delivery or performance by any Obligor of any of the Loan Documents to which it is a party or for the incurrence of indebtedness by Iusacell under the Credit Agreement or the creation of the guarantee by any other Obligor under the Credit Agreement.

            3. The execution, delivery and performance by each Obligor of, and the consummation by each Obligor of the transactions contemplated by, the Loan Documents to which such Obligor is a party do not and will not (a) violate any applicable Federal or New York law, rule or regulation, (b) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to Iusacell or any of its Subsidiaries of which we have knowledge (after due inquiry) or (c) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which we have knowledge (after due inquiry) to which Iusacell or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any assets of Iusacell pursuant to, the terms of any such agreement or instrument.

            4. We have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting Iusacell or any of its Subsidiaries or any of their respective assets that, if adversely determined, could have a Material Adverse Effect.


                                Promissory Note

            The foregoing opinions are subject to the following comments and qualifications:

            (A) The enforceability of Sections 5.03 and 12.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

            (B) The enforceability of provisions in the Loan Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

            (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New
      York) that limit the interest, fees or other charges such Bank may impose,
      (ii) the second sentence of Section 12.11(a) of the Credit Agreement, insofar as Section relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Loan Documents, and (iii) the waiver of inconvenient forum set forth in Section 12.11(d) of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

            The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

            At the request of our clients, this opinion letter is, pursuant to
Section 7(c)(i) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Iusacell and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                        Very truly yours,


                                Promissory Note

                                                                       EXHIBIT C

              [Form of Opinion of Mexican Counsel to the Obligors]

                                                                __________, 1996

To the Banks party to the

  Credit Agreement referred

  to below and

The Chase Manhattan Bank

  (National Association), as Agent

1 Chase Manhattan Plaza

New York, New York  10081


Ladies and Gentlemen:

            We have acted as Mexican counsel to Grupo Iusacell, S.A. de C.V. ("Iusacell") and the guarantors referred to below in connection with the Credit Agreement (the "Credit Agreement") dated as of February , 1996 among Iusacell, the guarantors listed on the signature pages thereof, the banks listed on the signature pages thereof and The Chase Manhattan Bank (National Association), as Agent. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 7.01(c)(ii) of the Credit Agreement.

            In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:


                   Opinion of Mexican Counsel to the Obligors

            (a)   the Credit Agreement;

            (b)   the Notes;

            (c)   the Pledge Agreement;

            (d)   the Subordination Agreement;

            (e) seven notarized special powers-of-attorney granted to CT Corporation System dated February __, 1996 (collectively, the "Appointments");

            (f) the powers of attorney authorizing officers of Iusacell and the Guarantors to act on their behalf and to enter into and perform the Basic Documents to which each is a party; and

            (g) such records of Iusacell and such other documents, agreements, concessions and instruments, and such treaties, laws, rules and regulations as we have deemed necessary or appropriate as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (e) above) are collectively referred to as the "Loan Documents".

            In our examination, we have assumed the genuineness of all signatures (other than signatories acting on behalf of the Obligors), the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Agreement and certificates of appropriate representatives of Iusacell.

            In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:


                   Opinion of Mexican Counsel to the Obligors

            (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents (other than the Obligors);

            (ii) all signatories to such documents have been duly authorized (other than signatories acting on behalf of the Obligors); and

            (iii) all of the parties (other than the Obligors) to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

            Based upon and subject to the qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

            1. Each of the Obligors is a corporation duly organized and validly existing under the laws of Mexico.

            2. Each of the Obligors has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Loan Documents. Each of the Obligors has all requisite power to incur or guarantee indebtedness under the Loan Documents.

            3. The execution, delivery and performance by each of the Obligors of the Loan Documents have been duly authorized by all necessary corporate or other action on the part of each Obligor.

            4. The Credit Agreement, each Note, the Pledge Agreement, the Subordination Agreement and the Appointments have been duly executed and delivered by each of the Obligors.

            5. The choice of New York law to govern the Credit Agreement, each Note, the Pledge Agreement and the Subordination Agreement and the construction thereof is, under the laws of Mexico, a valid and binding choice to which a court in Mexico would recognize and give effect in a proceeding brought before a Mexican court (except that,


                   Opinion of Mexican Counsel to the Obligors as provided in the Notes in any action or proceeding to enforce the Notes in Mexico, the Notes will be construed in accordance with and be governed by the laws of Mexico).

            6. No authorization, approval or consent of (including any exchange control approval), and no filing or registration with, any governmental or regulatory authority or agency of Mexico (including, without limitation, the Central Bank of Mexico) is required (i) to enable each Obligor lawfully to enter into and perform its obligations under the Loan Documents to which it is a party, (ii) to ensure that the obligations of each Obligor thereunder are legal, valid and enforceable, (iii) to make the Loan Documents admissible as evidence in Mexico, (iv) to perfect the security interest contemplated under the Pledge Agreement or (v) to enforce the Agent's rights under the Pledge Agreement.

            7. The execution, delivery and performance by each Obligor of, and the consummation by each Obligor of the transactions contemplated by, the Loan Documents to which it is a party do not and will not (a) violate any provision of the estatutos sociales of any Obligor, (b) violate any applicable Mexican law, rule or regulation (including, without limitation, of the Central Bank of Mexico), (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to Iusacell or any of its Subsidiaries of which we have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement, license, concession or instrument of which we have knowledge (after due inquiry) to which Iusacell or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any assets of any Obligor pursuant to, the terms of any such agreement or instrument.

            8. We have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting Iusacell or any of its Subsidiaries or any of their respective properties that, if adversely determined, could have a Material Adverse Effect.

            9. The Loan Documents are direct and unconditional general obligations of each Obligor a party thereto and rank in right of payment at least pari passu with all other unsecured Debt of any Obligor of which we are aware after due inquiry.


                   Opinion of Mexican Counsel to the Obligors

            10. Each Obligor is subject to civil and commercial law with respect to its obligations under the Loan Documents. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party constitute private and commercial activities rather than public or governmental acts. Neither Obligor nor any of its assets or revenues enjoys any right of immunity from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of any Obligor under the Loan Documents to which it is a party.

            11. Each Loan Document is in proper legal form under the law of Mexico for the enforcement thereof against each Obligor under such law. All formalities required in Mexico for the validity and enforceability of the Loan Documents (including, without limitation, any necessary registration, recording or filing with any court or other authority in Mexico) have been accomplished, and no Mexican Taxes are required to be paid and no notarization is required, for the validity and enforceability thereof.

            12. Neither the Loan Documents, nor the execution or delivery thereof by any Obligor, is subject to any Mexican Taxes, and no payment to be made by any Obligor under any Loan Document is subject to any Mexican Taxes except for the withholding taxes on payment of interest made by any Obligor under the Loan Documents and for Mexican income taxes payable by Iusacell in connection with the sale of the Pledged Collateral as therein contemplated.

            13. Under the laws of Mexico the courts of Mexico have jurisdiction to adjudicate any action relating to the Loan Documents brought against any Obligor in such courts by the Bank.

            14. Under the laws of Mexico the submission by each Obligor to the jurisdiction of the courts specified in the Loan Documents is valid and binding upon it and not subject to revocation.

            15. A final judgment of any of the New York courts to the jurisdiction of which each Obligor has submitted under the Loan Documents rendered in an action brought in any such courts, to enforce the obligations of any such person under the Loan Documents to claim any sum due thereunder for any reason, would be enforced by the courts of Mexico without a retrial on the merits, provided certain procedural requirements are met.


                   Opinion of Mexican Counsel to the Obligors

            16. Neither the execution, delivery and performance of the Loan Documents, nor the enforcement thereof, will (without more) cause any Bank to be deemed to be a resident domiciled, subject to taxation or doing business in Mexico.

            17. Each note is a negotiable instrument that may be enforced through executory proceedings (accion ejecutive mercantil). The Appointments are valid notarial special powers-of-attorney in favor of the Process Agent in accordance with the requirements of Mexican law.

            18. Messrs. [______] and [Edward R. Kingman] have the right, power and authority to sign and deliver the Loan Documents on behalf of each of the Obligors. Each of the powers-of-attorney authorizing Messrs. [______] and [Edward R. Kingman] has been duly registered with the relevant public registries.

            The foregoing opinions are limited to matters involving the law of Mexico, and we do not express any opinion as to the laws of any other jurisdiction.

            At the request of the Obligors, this opinion letter is, pursuant to
Section 7.01(c)(ii) of the Credit Agreement, provided to you by us in our capacity as Mexican counsel to the Obligors and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                        Very truly yours,


                   Opinion of Mexican Counsel to the Obligors

                                                                       EXHIBIT D

                       [Form of Process Agent Acceptance]

The Chase Manhattan Bank

  (National Association), as Agent

1 Chase Manhattan Plaza

New York, New York 10081

Ladies and Gentlemen:

            Reference is made to the Credit Agreement (the "Credit Agreement") dated as of February __, 1996 among Grupo Iusacell, S.A. de C.V., a Mexican corporation ("Iusacell"), the guarantors listed on the signature pages thereof (the "Guarantors"), the banks listed on the signature pages thereof and The Chase Manhattan Bank (National Association), as Agent, providing for loans in an aggregate principal amount not exceeding $65,000,000.

            Pursuant to Section 12.11(b) of the Credit Agreement Iusacell and the Guarantors have appointed the undersigned (at the undersigned's office located at 1633 Broadway, New York, New York 10019) as its agent in its name, place and stead to accept service of any writ, process or summons in respect of any legal actions or proceedings in New York arising out of or in connection with the Credit Agreement or any Note (as defined in the Credit Agreement).

            The undersigned hereby (a) informs you that it accepts such appointment by Iusacell and the Guarantors as set forth in Section 12.11(b) of the Credit Agreement and (b) agrees with you that (i) it will not terminate such agency relationship prior to February , 1997, (ii) it will maintain an office in New York, New York, U.S.A. at all times to and including said date and will give you prompt notice of any change of its address during such period and (iii) it will promptly forward to Iusacell any summons, complaint or other legal process that the undersigned receives in connection with its appointment as such agent of Iusacell and the Guarantors.

                                          Very truly yours,


                            Process Agent Acceptance

                                          CT CORPORATION SYSTEM


                                          By
                                            -----------------------------------
                                            Title:


                            Process Agent Acceptance

                                    EXHIBIT E

                           [Form of Pledge Agreement]

                                PLEDGE AGREEMENT

            PLEDGE AGREEMENT dated February , 1996, between GRUPO IUSACELL S.A. DE C.V., a corporation organized under the laws of the United Mexican States (the "Pledgor"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association organized under the laws of the United States of America, as agent (the "Agent") for the Banks parties to the Credit Agreement referred to below.

                             PRELIMINARY STATEMENTS:

            The Pledgor is the owner of the shares (the "Pledged Shares") of stock described in the Schedule hereto and issued by the corporations named therein.

            The Banks and the Agent have entered into a Credit Agreement dated as of February , 1996 (said Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Pledgor and certain guarantors. It is a condition precedent to the making of the Loans by the Banks under the Credit Agreement that the Pledgor shall have made the pledge contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make the Loans under the Credit Agreement, the Pledgor hereby agrees as follows:

            ARTICLE 1. THE PLEDGE.


                                Pledge Agreement

            Section 1.01. Pledge. The Pledgor hereby pledges to the Agent for the ratable benefit of the Banks, and grants to the Agent for the ratable benefit of the Banks a security interest in, the following (the "Pledged Collateral"):

      (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

      (b) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

            Section 1.02. Security for Obligations. This Agreement secures the payment of all obligations of the Pledgor and the Obligors now or hereafter existing under the Basic Documents whether for principal, interest, fees, expenses or otherwise (all such obligations being the "Obligations").

            Section 1.03. Endorsements and Delivery of Pledged Collateral. (a) All certificates or instruments representing or evidencing the Pledged Collateral shall be endorsed to, delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by subsequent endorsement and delivery; it being understood that the legend included in the endorsement and the form and substance of the share certificates evidencing the Pledged Shares shall be acceptable to the Agent. In addition, the Agent shall have the right, at any time, upon the occurrence and continuance of a Default, to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

            (b) Simultaneously with the endorsement and delivery specified in
(a) above, the Pledgor shall provide to the Agent evidence, satisfactory to the Agent, of a notation relating to the pledge herein contained, made in the stock registry of each of the issuers of the Pledged Shares and duly signed by the secretary or other authorized officers of the relevant issuer.

            Section 1.04. Continuing Agreement. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until payment in full of the Obligations and until the Commitments shall no longer be in effect. Upon the payment in full of the Obligations and when the Commitments are no longer in effect, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.


                                Pledge Agreement

            ARTICLE 2. REPRESENTATIONS AND WARRANTIES.

The Pledgor hereby represents and warrants as follows:

            Section 2.01. Issuance, Etc. The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

            Section 2.02. Ownership and Liens. The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, except for the security interest created by this Agreement and no first refusal, option or other rights exist with respect to the Pledged Collateral.

            Section 2.03. Perfection. The pledge and delivery of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

            Section 2.04. No Authorization Required. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (a) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (b) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

            Section 2.05. No Conflicts. The entering into this Agreement does not conflict with any agreement, concession or law, of any nature, applicable to or binding the Pledgor.

            Section 2.06. Percentages. The Pledged Shares constitute 100% of the issued and outstanding shares of stock of the respective issuers thereof.

            ARTICLE 3. COVENANTS.

            Section 3.01. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all


                                Pledge Agreement
further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

            Section 3.02. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

            ARTICLE 4. THE AGENT.

            Section 4.01. Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to sell and transfer the Pledged Collateral.

            Section 4.02 Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor under Section 6.02.

            Section 4.03. Reasonable Care. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property, it being understood that neither the Agent nor any Bank shall have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or any Bank has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

            ARTICLE 5. DEFAULT.


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

            Section 5.01. Voting Rights; Dividends; Etc. (a) So long as no Default or Event of Default shall have occurred and be continuing:

            (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the Agent's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and, provided, further, that the Pledgor shall give the Agent at least five days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

            (ii) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, provided, however, that any and all

      (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

      (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

      (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to the Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

            (iii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

            (b) Upon the occurrence and during the continuance of a Default or Event of Default:


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

      (i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
      Section 5.01(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to
      Section 5.01(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

      (ii) All dividends which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 5.01(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

            Section 5.02. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

      (a) Subject to Section 5.02(c), the Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "UCC") in effect in the State of New York at that time, and the Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent' offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

      (b) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 6.02) in whole or in part by the Agent for the ratable benefit of the Banks against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and


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

      remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

            (c)   Prior to the sale of any Pledged Collateral, the Agent will:

            (i) send a notice (the "Foreclosure Notice") to the Foreclosure Representative setting forth:

            (A)   its intent to sell such Pledged Collateral;

            (B) the outstanding amount of the Obligations as of the date of the Foreclosure Notice;

            (C)   the per diem interest rate on the Obligations;

            (D)   wire transfer instructions for the payment of the Obligations;
                  and

            (E) the name of an officer of the Agent with whom the Foreclosure Representative may discuss the purchase of the Obligations as set forth below.

            (ii) allow the Foreclosure Representative, for a period of ten days from the date of delivery of the Foreclosure Notice to the Foreclosure Representative (the "Purchase Period"), to purchase the Obligations, on behalf of the Peralta Group and/or BALAH, as the case may be, no later than the last day of the Purchase Period at a price equal to the aggregate outstanding amount of the Obligations (including without limitation accrued and unpaid interest thereon) on the date of such purchase; provided, however, that if the last day of the Purchase Period is not a Business Day, such last day shall be extended to the next succeeding Business Day.

            For the purposes of this Section 5.02(c), the following terms have the following meanings:

            (A)   "BALAH" shall mean Bell Atlantic Latin American Holdings, Inc.


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

            (B) "Foreclosure Representative" shall mean a financial institution or law firm in New York, New York engaged by the Peralta Group and BALAH, and which is reasonably acceptable to the Agent, which shall (i) receive and forward the Foreclosure Notice to the Peralta Group and BALAH and (ii) receive and forward to the Agent, in accordance with the procedures established in an agreement with the Peralta Group and BALAH, and which is reasonably acceptable to the Agent, any amounts received in respect of the exercise by the Peralta Group and/or BALAH of its rights to purchase the Obligations in accordance with this Section 5.01(c).

            (C) "Peralta Group" shall mean Alejo Peralta y Diaz Ceballos and Carlos Peralta Quintero.

            (d) Nothing in this Section 5.02(c) shall be deemed to affect any other right or remedy of the Agent or any right of The Chase Manhattan Bank, N.A. under the U.S.$10,000,000 principal amount demand note issued by Iusacell in favor The Chase Manhattan Bank, N.A.

            ARTICLE 6. MISCELLANEOUS.

            Section 6.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            Section 6.02. Expenses. The Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Agent or the Banks hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

            Section 6.03. Notices. Unless the party to be notified otherwise notifies the other party in writing, notices shall be given by ordinary mail or telex, addressed to such party at its address on the signature page of the Credit Agreement.

            Section 6.04. Transfer of Facility Documents. This Agreement shall
(a) be binding upon the Pledgor, its successors and assigns, and (b) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Bank and their respective


                                Pledge Agreement
successors, transferees and assigns. Without limiting the generality of the foregoing clause (b), any Bank may assign or otherwise transfer the Credit Agreement, or grant participations therein held by any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, subject, however, to the provisions of Section 11 (concerning the Agent) of the Credit Agreement.

            Section 6.05. Governing Law; Terms. This Agreement shall be governed by and the construed in accordance with the laws of the State of New York.

            Section 6.06. Submission to Jurisdiction. For the interpretation, performance and enforcement or this Agreement, each of the parties hereto expressly and irrevocably submits to the Federal and state courts located in the City of New York, State of New York, United States of America and to the courts of its own corporate domicile, with respect to actions brought against it as a defendant, and waives any right to be sued in any other jurisdiction to which it may be entitled, by reason of its present future domicile or otherwise.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        GRUPO IUSACELL, S.A. DE C.V.


                                        By
                                          ---------------------------------
                                          Name:

                                          Title

                                        THE CHASE MANHATTAN BANK
                                         (NATIONAL ASSOCIATION),

                                        as Agent


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

                                        By
________                                  ---------------------------------
                                          Name:

                                          Title


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

                          SCHEDULE to PLEDGE AGREEMENT

                                     Stock Certificate          Number
Stock Issuer       Class of Stock         No(s).             Par Value of Shares
------------       --------------    -----------------       -------------------


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

                                    EXHIBIT F

                             SUBORDINATION AGREEMENT

            SUBORDINATION AGREEMENT, dated February 27, 1996, between MERRILL LYNCH INTERNATIONAL BANK LIMITED (MERCHANT BANK), a corporation organized and existing under the laws of the United Kingdom (the "Subordinated Creditor") and GRUPO IUSACELL, S.A. DE C.V., a corporation organized and existing under the laws of Mexico (the "Borrower") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) as Agent for the Banks under the Credit Agreement referred to below (the "Agent").

            PRELIMINARY STATEMENTS:

            (1) The Agent has entered into a Credit Agreement dated as of February 16, 1996 with the Borrower, certain guarantors and other financial institutions (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

            (2) The Borrower is now indebted to the Subordinated Creditor and may hereafter from time to time become indebted or otherwise obligated to the Subordinated Creditor in further amounts (all such indebtedness and other obligations now or hereafter existing, whether created directly or acquired by assignment or otherwise, and interest and premiums, if any, thereon and other amounts payable in respect thereof, are hereinafter referred to as the "Subordinated Debt").

            (3) It is a condition precedent to the making of Loans by the Banks under the Credit Agreement that the Subordinated Creditor shall have executed and delivered this Agreement.


                             Subordination Agreement

            NOW THEREFORE, in consideration of the premises and in order to induce the Banks to make Loans under the Credit Agreement, the Subordinated Creditor and the Borrower each hereby agrees as follows:

                          ARTICLE 1. THE SUBORDINATION.

            Section 1.01. Agreement to Subordinate. The Subordinated Creditor and the Borrower each agrees that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all indebtedness of the Borrower now or hereafter existing under the Credit Agreement and the Notes, whether for principal, interest (including, without limitation, interest, as provided in the Notes, accruing after the filing of a petition initiating any proceeding referred to in Section 1.03(a)), fees, expenses or otherwise (such indebtedness being the "Senior Debt").

            Section 1.02. No Payment by the Borrower on the Subordinated Debt. The Subordinated Creditor agrees not to ask, demand, sue for, take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of collateral), payment of all or any of the Subordinated Debt unless and until the Senior Debt shall have been paid in full; provided, however, that the Subordinated Creditor may at any time, including, but not limited to, prior to the payment in full of the Senior Debt, ask, demand, sue for, take and/or receive for its own benefit payment from, and exercise remedies against, FIUSA PASTEJE, S.A. de C.V. (as successor to ADMINISTRACION y CONTROL de INDUSTRIAS, S.A. de C.V.) and BELL ATLANTIC FINANCIAL SERVICES, INC., as contingent purchasers (collectively, the "Contingent Purchasers") under that certain Contingent Purchase Agreement dated as of April 6, 1995 (the "Contingent Purchase Agreement") between the Contingent Purchasers and the Subordinated Creditor. For the purposes of this Agreement, the Senior Debt shall not be deemed to have been paid in full until the fulfillment of the following conditions: (a) the Termination Date shall have elapsed or the Credit Agreement shall have been terminated and (b) the Banks shall have received payment of the Senior Debt in cash.

            Section 1.03. In Furtherance of Subordination. The Subordinated Creditor agrees as follows:

            (a) Upon any distribution of all or any of the assets of the Borrower to creditors of the Borrower upon the dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Borrower or its debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or


                             Subordination Agreement
      deliverable upon or with respect to the Subordinated Debt shall be paid or delivered directly to the Agent for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Debt until the Senior Debt shall have been paid in full.

            (b) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Agent on behalf of the Banks, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.

            (c) The Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to it. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

            Section 1.04. No Commencement of Any Proceeding. The Subordinated Creditor agrees that, so long as any of the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Agent on behalf of the Banks in commencing, any proceeding referred to in Section 1.03(a) with respect to the Borrower.

            Section 1.05. Rights of Subrogation. The Subordinated Creditor agrees that no payment or distribution to the Banks pursuant to the provisions of this Agreement shall entitle the Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been paid in full.

            Section 1.06. Subordination Legend; Further Assurances. The Subordinated Creditor and the Borrower will cause each instrument, if any, evidencing Subordinated Debt to be endorsed with the following legend:

            "The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Debt (as defined in the Subordination Agreement referred to below) pursuant to, and to the extent provided in, the Subordination Agreement dated


                             Subordination Agreement

      February , 1996 by the maker hereof and payee named herein in favor of The Chase Manhattan Bank (National Association), as Agent."

The Subordinated Creditor and the Borrower each will further mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement. So long as the Subordinated Creditor holds the Subordinated Debt, the Subordinated Creditor and the Borrower each will, at the expense of the Borrower, and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder.

            Section 1.07. No Change in or Disposition of Subordinated Debt. The Subordinated Creditor will not:

            (a) Cancel or otherwise discharge any of the Subordinated Debt (except upon payment in full thereof paid to the Banks as contemplated by Section 1.02 or subordinate any of the Subordinated Debt to any indebtedness of the Borrower other than the Senior Debt;

            (b) Sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement; or

            (c) Release any Guarantor of the Subordinated Debt from all or any portion of its guarantee of the Subordinated Debt. For purposes of this parragraph the term "Guarantor" shall mean: FIUSA PASTEJE, S.A. de C.V. (as successor to ADMINISTRACION y CONTROL de INDUSTRIAS, S.A. de C.V.) and BELL ATLANTIC FINANCIAL SERVICES, INC.


                             Subordination Agreement

            Section 1.08. Agreement by the Borrower. The Borrower agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

            Section 1.09. Obligations Hereunder Not Affected. All rights and interests of the Banks hereunder, and all agreements of the Subordinated Creditor and the Borrower under this Agreement, shall remain in full force and effect irrespective of:

            (a) any lack of validity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to departure from the Notes or the Credit Agreement;

            (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt; or

            (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a subordinated creditor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Banks upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.


                             Subordination Agreement

            Section 1.10. Subordinated Creditor's Rights Against Other Persons Not Affected. Nothing in this Subordination Agreement shall in any way diminish, restrict or impair the ability of the Subordinated Creditor to accept any payment from, or exercise remedies against, any Person other than the Borrower and its Subsidiaries in respect of the Subordinated Debt, whether pursuant to the Contingent Purchase Agreement or otherwise.

                   ARTICLE 2. REPRESENTATIONS AND WARRANTIES.

            Section 2.01. Subordinated Debt. (a) The Borrower hereby represents and warrants that (i) the Subordinated Debt now outstanding, true and complete copies of instruments evidencing which have been furnished to the Banks, has been duly authorized by the Borrower, has not been amended or otherwise modified, and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms and (ii) there exists no default in respect of any of the Subordinated Debt.

            (b) The Subordinated Creditor hereby represents and warrants that the Subordinated Creditor owns the Subordinated Debt now outstanding free and clear of any lien, security interest, charge or encumbrance or any rights of others (including the rights of any other subordinated creditor).

                            ARTICLE 3. MISCELLANEOUS

            Section 3.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Subordinated Creditor or the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent in any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 3.02. Formalities. The Subordinated Creditor and the Borrower each hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt and this Agreement and any requirement that the Banks protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity or any collateral.


                             Subordination Agreement

            Section 3.03. Expenses. The Borrower agrees to pay, upon demand, to the Agent and/or the Subordinated Creditor, as the case may be, the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Agent or the Subordinated Creditor may incur in connection with the exercise or enforcement of any of the Agent's rights or interests hereunder.

            Section 3.04. Notices. All demands, notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to the Subordinated Creditor, mailed or telegraphed or delivered to it, addressed to it at Merrill Lynch International Bank Limited (Merchant Bank), 2 Raffles Link, Marina Bayfront, Singapore 039392 with a copy to Richard Mumford or Private Banking Counsel, Office of the General Counsel, Merrill Lynch & Co., World Financial Center, North Tower, New York, New York 10281-1323; if to the Borrower or the Agent, mailed or telegraphed or delivered to it, addressed to it at the address of the Borrower or the Agent (as the case may be) specified in the Credit Agreement; or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such demands, notices and other communications shall, when mailed or telegraphed, be effective when deposited in the mails or delivered to the telegraph company, as the case may be, addressed as aforesaid.

            Section 3.05. Continuing Agreement; Transfer of Notes. This Agreement is a continuing agreement and shall (i) remain in full force and effect until the Senior Debt shall have been paid in full, (ii) be binding upon the Subordinated Creditor, the Borrower and their respective successors and assigns, and (iii) inure to the benefit of and be enforceable by the Agent and the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Bank may assign or otherwise transfer its Note to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Bank herein or otherwise.

            Section 3.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            IN WITNESS WHEREOF, the Subordinated Creditor, the Borrower and the Bank each has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                          MERRILL LYNCH INTERNATIONAL BANK
                                           LIMITED (Merchant Bank)


                                          By
                                            --------------------------------
                                            Name:

                                            Title:

                                          THE CHASE MANHATTAN BANK
                                           (NATIONAL ASSOCIATION),

                                           as Agent


                                          By
                                            --------------------------------
                                            Name:

                                            Title:

                                          GRUPO IUSACELL, S.A. DE C.V.


                                          By
                                            --------------------------------
                                            Name:

                                            Title: